EXHIBIT 10.1

EXECUTION VERSION

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”), dated as of March 2, 2017, is between Hertz Global Holdings, Inc., a Delaware corporation (the “Company”), and Kathryn V. Marinello (“Executive”).

W I T N E S S E T H :

WHEREAS, the Company has agreed to employ Executive as the President and Chief Executive Officer of the Company and The Hertz Corporation, a Delaware corporation and the primary operating subsidiary of the Company (“Hertz”), and for Executive to serve as a member of the Boards of Directors of the Company and Hertz (the “Boards”); and

WHEREAS, the Company and Executive desire to enter into this Agreement to set forth the terms of Executive’s employment with the Company and its subsidiaries and affiliates.

NOW, THEREFORE, in consideration of the foregoing, the premises and mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and Executive agree as follows:

1.                                      Agreement to Employ; Employment Period; No Conflict.

(a)                                 Upon the terms and subject to the conditions of this Agreement, the Company agrees to employ Executive, and Executive accepts such employment, for the period commencing on January 3, 2017 (the “Commencement Date”) and ending on December 31, 2019 (or such earlier date upon which Executive’s employment is terminated in accordance with Section 5).  The period during which Executive is employed pursuant to this Agreement shall be referred to as the “Employment Period.”

(b)                                 Executive represents that she is entering into this Agreement voluntarily and that she is not subject to any contractual restriction that would prevent her from functioning as President and Chief Executive Officer of the Company and Hertz, or limit her ability to do so at any time during the Employment Period (the “Executive Representation”).

(c)                                  The Company represents that it has full authority and all necessary approvals to enter into this Agreement.

2.                                      Position and Responsibilities; Location; Standard of Services.

(a)                                 Position and Responsibilities.  During the Employment Period, Executive shall serve as President and Chief Executive Officer of the Company and Hertz, with such duties and responsibilities as are customarily assigned to individuals serving in such position.  During the Employment Period, Executive shall serve as a member of the Boards.  Executive shall report solely and directly to the Boards.

(b)                                 Location.  During the Employment Period, Executive’s principal place of employment shall be the Company’s headquarters in Estero, Florida, subject to business travel as required to fulfill her duties under Section 2(a).

(c)                                  Standard of Services.  During the Employment Period, Executive shall devote all of her skill, knowledge and working time to the conscientious performance of her duties and responsibilities hereunder, except for (i) vacation time and absence for sickness or similar disability in accordance with the Company’s policies and (ii) to the extent that it does not interfere with the performance of Executive’s duties hereunder and Executive complies with all codes of conduct of the Company and its affiliates, (A) such reasonable time as may be devoted to the fulfillment of civic and charitable responsibilities and, as approved in advance by the Boards, service on for profit boards of directors and (B) such reasonable time as may be necessary from time to time for personal financial matters. For the avoidance of doubt, Executive shall be permitted to continue to serve as a director on the for profit board of directors listed on Exhibit A.

3.                                      Compensation and Incentives.

(a)                                 Base Salary.  As compensation for the services performed by Executive hereunder, during the Employment Period Executive shall be paid an annual base salary of no less than $1,450,000 (the “Base Salary”), payable in accordance with the Company’s normal payroll practices applicable to senior executives.  The Base Salary shall be reviewed at least annually by the Boards or the compensation committees thereof (the Boards or such committees, the “Committees”) for possible increase, as determined in the sole and absolute discretion of the Committees, pursuant to the normal performance review policies for senior executives of the Company.  Payment of the Base Salary payable under this Section 3(a) shall be deferred to the extent that Executive so elects under the terms of any deferred compensation or savings plan that may be maintained or established by the Company, provided, any such deferral shall be disregarded for purposes of all references to Base Salary hereunder.

(b)                                 Annual Incentive Bonus.  During the Employment Period, Executive shall participate in the Company’s annual bonus plan as in effect from time to time for the Company’s senior executives (the “Executive Incentive Plan”) with a target annual incentive bonus of no less than 150% of her Base Salary (the “Target Annual Bonus”) and a maximum amount determined in accordance with the terms of the Executive Incentive Plan, with actual bonus payments determined by the Committees based on performance results versus the applicable targets established by the Committees under the Executive Incentive Plan with input from Executive and other performance factors considered by the Committees in their sole discretion.  Subject to Executive’s continued employment through the applicable payment date under the Executive Incentive Plan, with respect to fiscal year 2017, Executive shall receive an annual bonus of no less than 60% of her Target Annual Bonus.  Any annual bonus to which Executive is entitled shall be paid in cash or shares, in the Committees’ discretion, no later than March 15 of the calendar year following the calendar year with respect to which the applicable performance goals are measured.

(c)                                  2017 Equity Incentives.  Executive shall be granted the equity awards below in lieu of any of any other long-term or equity incentive awards for which employees of the Company might be eligible in respect of 2017.

(i)                                     Stock Options.  On March 2, 2017, pursuant to the Company’s 2016 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), the Company shall grant to Executive options with a grant date fair value for accounting purposes (as determined by the Committees based on input from the Committees’ independent compensation consultant using the same methodology as used most recently for similar equity awards granted to executives of the Company generally) of $3,105,000 (the “Option Grant”) on the terms set forth in the Employee Stock Option Agreement attached as Exhibit B hereto.

(ii)                                  Restricted Shares.  On March 2, 2017, pursuant to the Omnibus Incentive Plan, the Company shall grant to Executive restricted shares with a grant date fair value for accounting purposes (as determined by the Committees based on input from the Committees’ independent compensation consultant using the same methodology as used most recently for similar equity awards granted to executives of the Company generally) of $517,500 (the “RSA Grant”) on the terms set forth in the Restricted Share Agreement attached as Exhibit C hereto.

(iii)                               Performance Shares.  On March 2, 2017, pursuant to the Omnibus Incentive Plan, the Company shall grant to Executive performance shares with a grant date fair value for accounting purposes (as determined by the Committees based on input from the Committees’ independent compensation consultant using the same methodology as used most recently for similar equity awards granted to executives of the Company generally) of $1,552,500 (the “PSA Grant”) on the terms set forth in the Performance Share Agreement attached as Exhibit D hereto.

(d)                                 Post-2017 Equity Incentives.  During the Employment Period following 2017, Executive shall be eligible for equity incentive awards on a basis no less favorable than grants made generally to other senior executives of the Company.

4.                                      Benefits; Perquisites, Etc.

(a)                                 Benefits.  During the Employment Period, all employee and senior executive benefits, including life, medical, dental and disability insurance, shall be provided to Executive in accordance with the programs of the Company then available to its senior executives, as the same may be amended and in effect from time to time.  During the Employment Period, subject to generally applicable eligibility requirements, Executive also shall be entitled to participate in all of the Company’s tax-qualified and non-qualified profit sharing, pension, retirement, supplemental retirement (e.g., SERP, Excess and Restoration plans), deferred compensation and savings plans then available to its senior executives, as the same may be amended and in effect from time to time, at levels and having interests commensurate with Executive’s then current period of service, compensation and position.  Notwithstanding the foregoing, except as expressly provided herein, Executive shall not participate in any of the severance plans, programs, policies or arrangements of the Company or its subsidiaries or affiliates.

(b)                                 Perquisites.  During the Employment Period, Executive shall be entitled to participate in all perquisite programs generally available from time to time to senior executives of the Company on the terms and conditions then prevailing under such programs.

(c)                                  Business Expenses.  The Company shall reimburse Executive for reasonable travel (including business class airfare), lodging and meal expenses incurred by her in connection with her performance of services hereunder upon submission of information required to be provided under the Company’s policy for reimbursement of business expenses.  The Company shall pay Executive’s reasonable costs of legal counsel incurred in connection with the negotiation and preparation of this Agreement (including the executed term sheet upon which this Agreement is based) and documents ancillary thereto at her counsel’s ordinary billable rates (plus expenses), up to a maximum amount of $50,000.

(d)                                 Travel and Shipping Expenses.  Within 30 days of the Commencement Date, the Company shall make a one-time payment of $10,000 to Executive to cover shipping of her personal goods and automobile to Florida.   In addition, each January during the Employment Period, the Company shall pay $25,000 to Executive to cover traveling expenses between her residences, with the understanding that Executive intends to fly commercially to the extent reasonably practicable after transporting certain items to her permanent residence near the Company’s offices in Florida.

(e)                                  Vacation.  Executive shall be entitled to four weeks’ paid vacation annually.

5.                                      Termination of Employment Not in Connection with a Change in Control.

(a)                                 Good Leaver Termination.  Executive’s employment with the Company shall terminate upon her death, and the Company may terminate Executive’s employment as a result of Executive’s “Disability” (as defined below) or without “Cause” (as defined below).  In addition, Executive may terminate her employment for “Good Reason” (as defined below).  For purposes of this Agreement, a termination of employment as a result of any of the foregoing circumstances shall be referred to as a “Good Leaver Termination.”  In the event of a Good Leaver Termination, Executive shall only be entitled to the payments and benefits provided for in Sections 5(e)(i) and 5(e)(ii) and, if the Good Leaver Termination is by the Company without Cause or for Good Reason, Section 5(e)(iii).

(b)                                 Termination by the Company for Cause.  The Company may terminate Executive’s employment for Cause.  In the event of such a termination of employment, Executive shall only be entitled to the payments and benefits provided for in Section 5(e)(i).

(c)                                  Termination by Executive Without Good Reason.  Executive may terminate her employment without Good Reason.  In the event of a termination by Executive of her employment without Good Reason, Executive shall only be entitled to the payments and benefits provided for in Section 5(e)(i).

(d)                                 Definitions.  For purposes of this Agreement the terms “Cause”, “Disability” and “Good Reason” shall have the meaning set forth below.  The definitions below of such terms shall also apply to any other plan, agreement or arrangement between Executive and the Company or any of its affiliates, unless otherwise expressly indicated.

(i)                                     “Cause” means, as determined by the Board, (A) willful and continued failure to perform substantially Executive’s material duties with the Company (other than any such failure resulting from Executive’s incapacity as a result of physical or mental illness) after a written demand for substantial performance specifying the manner in which Executive has not performed such duties is delivered to Executive by the Board, (B) engaging in willful and serious misconduct that is injurious to the Company or any of its subsidiaries, (C) one or more acts of fraud or material personal dishonesty resulting in or intended to result in personal enrichment at the expense of the Company or any of its subsidiaries, (D) substantial abusive use of alcohol, drugs or similar substances that, in the sole judgment of the Company, impairs Executive’s job performance, (E) material violation of any Company policy that results in harm to the Company or any of its subsidiaries, (F) conviction of (or plea of guilty or nolo contendere) to a felony or of any crime (whether or not a felony) involving moral turpitude, (G) conviction of (or plea of guilty or nolo contendere) to a securities law violation that is materially injurious to the Company or its subsidiaries, or (H) a breach of Executive Representation.  If a circumstance constituting “Cause” is curable, Executive shall be provided written notice of the circumstance and 15 days from the date of such notice to cure it.  Executive shall not be provided more than one opportunity to cure with respect to the same or similar circumstances.  Any determination that Executive’s employment will be terminated for Cause shall be made by the Board following notice to Executive and an opportunity for Executive and her counsel to be heard by the Board.  A termination of employment for “Cause” shall include a determination following Executive’s termination of employment for any reason that the circumstances existed prior to such termination for the Company to have terminated Executive’s employment for Cause.

(ii)                                  “Disability” means a physical or mental disability or infirmity that prevents or is reasonably expected to prevent Executive’s performance of her employment-related duties for a period of six months or longer and, within 30 days after the Company notifies Executive in writing that it intends to terminate her employment, Executive shall not have returned to the performance of her employment-related duties on a full-time basis; provided that, with respect to any compensation that constitutes deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (or any successor thereto) (the “Code”), “Disability” shall have the meaning set forth in Section 409A(a)(2)(c) of the Code.  The Board’s reasoned and good faith judgment of Disability shall be final, binding and conclusive, and shall be based on such competent medical evidence as shall be presented to it by Executive and/or by any physician or group of physicians or other competent medical expert employed by Executive or by the Company to advise the Board.

(iii)                               “Good Reason” means without Executive’s prior written consent, (A) reduction by the Company of Executive’s Base Salary or Target Annual Bonus, (B) failure of Executive to be nominated by the Company or elected or reelected as a director of either of the Boards, (C) a material diminution in Executive’s title, duties or responsibilities or the assignment to her of any duties or responsibilities inconsistent with Executive’s position and status as Chief Executive Officer, (D) a change in Executive’s reporting relationship such that she no longer reports solely and directly to the Boards, (E) failure of the Company to obtain a satisfactory written agreement from any successor to all or substantially all of the assets or business of the Company to assume and agree to perform this Agreement within 15 days after a merger, consolidation, sale or similar transaction, (F) any purported termination by the Company of Executive’s employment otherwise than as expressly described herein, or (G) any other material breach of this Agreement; in each case provided that, within 30 days of Executive’s knowledge of any such occurrence, Executive shall have delivered to the Company’s Board a Notice of Termination that specifically identifies such occurrence and the Company shall have failed to cure such circumstance within 10 days of receipt of such notice.

(e)                                  Entitlements Upon Terminations.

(i)                                     All Terminations.  Following any termination of Executive’s employment hereunder (by Executive or by the Company), the Company shall pay Executive (A) her full Base Salary through the Date of Termination only and (B) unused and unpaid annual vacation which has accrued in accordance with Company policy generally (the benefits described in clauses (A) and (B), the “Accrued Obligations”).  Executive shall also retain all of her rights to benefits provided for under the terms of the employee and executive benefit plans of the Company in which Executive is a participant in accordance with and subject to the terms of such plans as in effect from time to time, including the Omnibus Incentive Plan.

(ii)                                  Good Leaver Termination.  In the event of a Good Leaver Termination, subject to entering into a release of claims substantially in the form attached as Exhibit E hereto (the “Release”), such Release becoming irrevocable within 30 days (or such longer period as may be required under applicable law in order for all aspects of the Release to be effective) following the Date of Termination (such 30th day (or, if required by law, later final date), the “Release Deadline”) and compliance with Executive’s obligations hereunder (including Sections 5(h) and 7), in addition to the Accrued Obligations, the Company shall provide or pay to Executive compensation and benefits consisting of:

(A)                               any earned, but unpaid annual bonus for fiscal years of the Company that are completed as of the Date of Termination, which shall be paid on the first business day following the Release Deadline;

(B)                               an annual bonus for the fiscal year of the Company in which the Date of Termination occurs, prorated based on the period from the beginning of such fiscal year through the Date of Termination and determined by the Committees based on actual performance for such fiscal year, which prorated bonus shall be paid at the time annual bonuses are paid to senior executives of the Company generally but in no event later than March 15 of the year following the year in which the Date of Termination occurs; and

(C)                               vesting of any unvested portion of the Option Grant, RSA Grant or PSA Grant to the extent provided under, and in accordance with the terms of, the applicable award agreements.

(iii)                               Termination without Cause or with Good Reason.  In addition to the compensation and benefits described under Section 5(e)(ii), if the Good Leaver Termination at any time during the Employment Period is due to Executive’s termination of employment without Cause or by Executive with Good Reason, subject to Executive’s execution of the Release and the Release becoming irrevocable by the Release Deadline, and Executive’s compliance with Executive’s obligations hereunder (including Sections 5(h) and 7), the Company shall provide or pay to Executive compensation and benefits pursuant to the terms of the Company’s Severance Plan for Senior Executives (the “Severance Plan”), under which she shall have a “Severance Factor” (within the meaning of the Severance Plan) of 1.5 and a “Severance Period” (within the meaning of the Severance Plan) of 18 months.  Executive’s severance compensation and benefits under this Section 5(e)(iii) shall be determined without regard to any termination of the Severance Plan, or modification of the Severance Plan in a manner adverse to Executive, following the date of this Agreement without the prior written consent of Executive.  For the avoidance of doubt, the Release supersedes any release attached to the Severance Plan.

(f)                                   Date of Termination.  As used in this Agreement, the term “Date of Termination” means (i) if Executive’s employment is terminated by her death, the date of her death, (ii) if Executive’s employment is terminated by the Company for Cause, the date specified in the Notice of Termination, (iii) if Executive terminates her employment without Good Reason, the date specified in the Notice of Termination (which shall be no less than 30 days following the date of delivery of such Notice of Termination, or such earlier date as the Company may choose at any time after receipt of such Notice of Termination), and (iv) if Executive’s employment is terminated by the Company without Cause, as a result of Executive’s Disability or by Executive with Good Reason, the date specified in the Notice of Termination (which shall be no less than 20 and no more than 40 days following the date of delivery of such Notice of Termination).

(g)                                  Notice of Termination.  Any termination of employment pursuant to Section 5(a), 5(b) or 5(c) shall be communicated by a written “Notice of Termination” addressed to the other party or parties to this Agreement.  A “Notice of Termination” shall mean a notice stating that Executive’s employment hereunder has been or shall be terminated, indicating the specific termination provisions in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination of employment.  In the event of a Notice of Termination delivered by the Company pursuant to Section 5(b) or Executive pursuant to Section 5(c), if the recipient of the Notice of Termination cures the circumstances giving rise to such notice within the applicable time periods provided for in Section 5(d), the party delivering such notice may rescind the Notice of Termination and, in the absence of such rescission, such notice shall be deemed a Notice of Termination by the Company without Cause, or by Executive without Good Reason, as the case may be.

(h)                                 Resignation from Board Memberships.  Upon the termination of Executive’s employment for any reason (unless otherwise agreed in writing by the Company and Executive), Executive shall be deemed to have resigned, without any further action by Executive, from any and all officer and director positions that Executive, immediately prior to such termination, (i) held with the Company or any of its affiliates or (ii) held with any other entities at the direction of the Company or any of its affiliates.  If for any reason this Section 5(h) is deemed to be insufficient to effectuate such resignations, then Executive shall, upon the Company’s request (and as a condition to receiving severance benefits contemplated by this Agreement), execute any documents or instruments that the Company may deem reasonably necessary or desirable to effectuate such resignations.  In addition, Executive hereby designates the Secretary or any Assistant Secretary of the Company and of any of its affiliates to execute any such documents or instruments as Executive’s attorney-in-fact to effectuate such resignations if execution by the Secretary or any Assistant Secretary of the Company and of any of its affiliates is deemed by the Company or its applicable affiliates to be a more expedient means to effectuate such resignation or resignations.

(i)                                     No Obligation to Mitigate Damages; No Offset.  Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise.  No amounts paid to or earned by Executive following her termination of employment with the Company shall reduce or be set off against any amounts payable to Executive under this Agreement.

6.                                      Termination of Employment in Connection with a Change in Control.  If Executive’s employment is terminated under circumstances that would entitle her to compensation and benefits under the Change in Control Severance Agreement, dated as of the date hereof, between the Company and Executive (the “Change in Control Agreement”), Section 5 hereof shall be superseded in its entirety by the Change in Control Agreement.

7.                                      Restrictive Covenants.

(a)                                 Unauthorized Disclosure.  During and following termination of her employment with the Company for any reason, except to the extent required by an order of a court having apparent jurisdiction or under subpoena from an appropriate government agency, in which event, Executive shall use her best efforts, to the extent legally permitted, to consult with the Company’s Board prior to responding to any such order or subpoena, and except in connection with the performance of her duties hereunder, or to the extent reasonably necessary in connection with any litigation between Executive and the Company or any of its subsidiaries or affiliates, Executive shall not, without the written consent of the Board or a person authorized thereby, disclose to any person (other than an executive or director of the Company or any of its subsidiaries or affiliates, or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of her duties as an executive of the Company) any confidential or proprietary information, knowledge or data that is not theretofore publicly known and in the public domain obtained by her while in the employ of the Company with respect to the Company or any of its subsidiaries or affiliates or with respect to any products, improvements, customers, methods of distribution, sales, prices, profits, costs, contracts, suppliers, business prospects, business methods, techniques, research, trade secrets or know-how of the Company or any of its subsidiaries or affiliates (collectively, “Proprietary Information”), except for (i) publicly available information (provided such information became publicly available other than as a result of a breach of this confidentiality clause) or (ii) disclosure to Executive’s legal counsel to the extent such legal counsel needs to know the information to protect Executive’s legal rights, provided that such counsel shall maintain the confidentiality of such information and shall be bound by this Section to the same extent as Executive.

(b)                                 Non-Competition.  During the period of Executive’s employment with the Company or any of its subsidiaries or affiliates and thereafter during the two-year period following any termination of Executive’s employment (the “Restriction Period”), Executive shall not engage directly or indirectly in, become employed by, serve as an agent or consultant to, or become a partner, principal or stockholder of any partnership, corporation or other entity which competes directly with the car or equipment rental business of the Company or any of its subsidiaries in any county within the United States or any comparable geographical area outside the United States in which the Company or any of its subsidiaries is then engaged in such business; provided that Executive’s passive ownership of less than 1% of the outstanding voting shares of any publicly held company or less than 1% of the interests of any non-publicly held entity through a passive investment in any hedge fund, private equity fund or mutual fund or similar investment vehicle which otherwise would be prohibited under this Section 7(b) shall not constitute competition with the Company. For the avoidance of doubt, Executive shall not be in violation of this Section 7(b) as a result of providing services to a non-competitive unit, division, subsidiary or affiliate of an entity which competes with the car or equipment rental business of the Company or any of its subsidiaries or affiliates so long as Executive does not provide services, directly or indirectly, to the competitive business of such entity.

(c)                                  Non-Solicitation of Employees.  During the period of Executive’s employment and thereafter during the Restriction Period, Executive shall not, directly or indirectly, for her own account or for the account of any other person or entity with which she is or becomes associated in any capacity, (i) solicit for employment or otherwise interfere with the relationship of the Company or any of its subsidiaries or affiliates with any person who at any time within the six months preceding such solicitation, employment or interference is or was employed by or otherwise so engaged to perform services for the Company or any of its subsidiaries or affiliates, other than any such solicitation or employment on behalf of or for the benefit of the Company during Executive’s employment with the Company, or (ii) induce any employee of the Company or any of its subsidiaries or affiliates to engage in any activity which Executive is prohibited from engaging in under this Section 7 or to terminate such employee’s employment with the Company; provided, however, Executive shall not violate this Section 7(c) (i) by placing a general advertisement for employees that is not targeted at employees of the Company or its subsidiaries or affiliates or (ii) by providing a reference for any such employee.

(d)                                 Non-Solicitation of Clients.  During the period of Executive’s employment and thereafter during the Restriction Period, Executive shall not, directly or indirectly, solicit or otherwise attempt to establish for herself or any other person, firm or entity any business relationship, respecting any business that is one of the businesses conducted by the Company as of her date of termination of employment with the Company or that the Company, as of such date, is actively preparing to begin conducting, with any person, firm or entity which, at any time during the 12-month period preceding the date of Executive’s termination of employment, was a significant customer, client or distributor of the Company (in each case, excluding any retail customer or client) or any of its subsidiaries, except during Executive’s employment with and on behalf of the Company.

(e)                                  Return of Documents and Company Property.  In the event of the termination of Executive’s employment for any reason, Executive shall promptly deliver to the Company all non-personal documents and data of any nature and in whatever medium pertaining to

Executive’s employment with the Company, or any of its subsidiaries or affiliates, or any other property of the Company or any of its subsidiaries or affiliates and she shall not take with her any such property, documents or data of any description or any reproduction thereof, or any documents containing or pertaining to any Proprietary Information.  Notwithstanding the foregoing, Executive may make and retain an electronic copy of her contacts list and calendar and any personal emails or information needed for tax filing purposes.

(f)                                   Enforcement of Covenants.

(i)                                     Injunctive Relief.  Executive acknowledges and agrees that the covenants, obligations and agreements of Executive contained in this Section 7 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants, obligations or agreements may cause the Company irreparable injury for which adequate remedies are not available at law.  Therefore, Executive agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Executive from committing any violation of the covenants, obligations or agreements referred to in this Section 7.  These injunctive remedies are cumulative and in addition to any other rights and remedies the Company may have.  The Restriction Period shall be tolled during (and shall be deemed automatically extended by) any period during which Executive is in violation of the provisions of Sections 7(b), 7(c) or 7(d) without the Company’s written consent.   The Company and Executive irrevocably submit to the exclusive jurisdiction of the courts of the State of the city of the Company’s headquarters and the Federal courts of the United States of America, in each case located in (or located nearest to) the city of the Company’s headquarters, in respect of the injunctive remedies set forth in this Section 7 and the interpretation and enforcement of this Section 7 solely insofar as such interpretation and enforcement relate to an application for injunctive relief in accordance with the provisions of this Section 7(f), and the parties hereto irrevocably agree that (A) the sole and exclusive appropriate venue for any suit or proceeding relating solely to such injunctive relief shall be in such a court, (B) all claims with respect to any application solely for such injunctive relief shall be heard and determined exclusively in such a court, (C) any such court shall have exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating to an application solely for such injunctive relief, and (D) each party waives any and all objections and defenses based on forum, venue or personal or subject matter jurisdiction as they may relate to an application solely for such injunctive relief in a suit or proceeding brought before such a court in accordance with the provisions of this Section 7(f).

(ii)                                  Forfeiture of Payments.  Executive agrees that receipt of the severance entitlements under Section 5(e) is conditioned upon Executive’s observance of this Section 7.  Executive further agrees that in the event of her failure to observe the provisions of this Section 7 during the Restricted Period (excluding immaterial breaches that are promptly cured by Executive), (A) the Company shall be entitled to discontinue providing the severance entitlements under Section 5(e) (including those under the Severance Plan) and (B) the Company shall be entitled to recover from Executive any severance entitlements provided to Executive under Section 5(e) (including those under the Severance Plan).  The foregoing shall be in addition to any other remedies or rights the Company may have at law or at equity as a result of Executive’s failure to observe such provisions, provided that any value not paid or recouped shall offset the amount of any damages owed by Executive to the Company.

(iii)          Certain Acknowledgments.  Executive acknowledges and agrees that (A) Executive will have a prominent role in the management of the business, and the development of the goodwill, of the Company and its subsidiaries and will establish and develop relations and contacts with the principal customers and suppliers of the Company and its subsidiaries in the United States of America and the rest of the world, all of which constitute valuable goodwill of, and could be used by Executive to compete unfairly with, the Company and its subsidiaries, (B) in the course of her employment with the Company, Executive will obtain confidential and proprietary information and trade secrets concerning the business and operations of the Company and its subsidiaries and affiliates in the United States of America and the rest of the world that could be used to compete unfairly with the Company and its subsidiaries, (C) the covenants and restrictions contained in this Agreement are intended to protect the legitimate interests of the Company and its affiliates in their respective goodwill, trade secrets and other confidential and proprietary information, (D) Executive desires to be bound by such covenants and restrictions, (E) such covenants are a material inducement for the Company to offer employment to Executive and enter into this Agreement, and (F) her economic means and circumstances are such that the provisions of this Agreement, including the restrictive covenants in this Agreement, will not prevent her from providing for herself and her family on a basis satisfactory to her and them.

8.             Indemnification; Cooperation; Compensation Recovery.

(a)           Indemnification.  The Company agrees that it shall indemnify and hold harmless Executive to the fullest extent permitted by Delaware law from and against any and all liabilities, costs, claims and expenses including all costs and expenses incurred in defense of litigation, including attorneys’ fees, arising out of the employment of Executive hereunder, except to the extent arising out of or based upon the gross negligence or willful misconduct of Executive.  Reasonable costs and expenses incurred by Executive in defense of any such litigation, including attorneys’ fees, shall be paid by the Company in advance of the final disposition of such litigation promptly upon receipt by the Company of (i) a written request for payment, (ii) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought, and (iii) an undertaking adequate under Delaware law made by or on behalf of Executive to repay the amounts so paid if it shall ultimately be determined that Executive is not entitled to be indemnified by the Company under this Agreement.  The Company shall insure Executive, for the duration of her employment and service as a member of the Boards, and thereafter, in respect of her acts and omission occurring during such employment and Board membership, under a contract of directors and officers liability insurance to the same extent as such insurance insures members of the Boards and/or senior executives of the Company.

(b)           Cooperation.  In consideration of the payments and benefits set forth in this Agreement, Executive agrees, during the period of her employment with the Company or any of its subsidiaries or affiliates and thereafter, upon written request of the Company to provide assistance to the Company and its advisors in connection with any audit, investigation or administrative, regulatory or judicial proceeding involving matters within the scope of her duties and responsibilities to the Company during her employment with the Company, or as to which she otherwise has knowledge (including being available to the Company upon reasonable notice for interviews and factual investigations, and appearing at the Company’s reasonable request to give testimony without requiring services of a subpoena or other legal process).  To the extent reasonably practicable, the Company shall coordinate with Executive to minimize scheduling conflicts with Executive’s then current business and personal commitments. The Company shall reimburse Executive for all reasonable and documented expenses incurred in connection with such cooperation, including travel, lodging and meals, to the extent, and at the levels, provided to Executive during the Employment Period.  Executive shall not be required to cooperate against her own legal interests.

(c)           Compensation Recovery.  Executive acknowledges and agrees that compensation and benefits paid to Executive in connection with her employment with the Company or the termination of such employment are subject to, and nothing in this Agreement limits the applicability of, the Compensation Recovery Policy Adopted May 17, 2016 or any successor policy thereto.

9.             Miscellaneous.

(a)           Entire Agreement.  Except as otherwise expressly provided or referred to herein, this Agreement (including the Exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements relating to such subject matter (including those made to or with Executive by any other person or entity) are merged herein and superseded in their entirety hereby.  In the event of any inconsistency between the terms of this Agreement (or Exhibit hereto) and any plan, program, practice or other agreement of the Company of which Executive is a participant or a party, this Agreement (and Exhibits hereto) shall control unless Executive and the Company otherwise agree in writing.

(b)           Amendments.  No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by the Board or a person authorized thereby and is agreed to in writing by Executive and such officer as may be specifically directed by the Board.  No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

(c)           Successors and Assigns.  This Agreement shall be binding upon the Company and Executive and their respective heirs, personal representatives, successors and assigns.  Executive may not assign any of her rights or obligations hereunder.  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform all of the Company’s obligations set forth in this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assign had taken place, unless such assumption occurs by operation of law.

(d)           Governing Law, Waiver of Jury Trial.

(i)            Governing Law; Consent to Jurisdiction.  This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Delaware without giving effect to the conflict of laws rules thereof to the extent that the application of the law of another jurisdiction would be required thereby.  Each party irrevocably submits to the exclusive jurisdiction of the courts of the State of the city of the Company’s headquarters and the Federal courts of the United States of America, in each case located in (or located nearest to) the City of the Company’s headquarters, solely in respect of the interpretation and enforcement of the provisions of this Agreement (including the Exhibits hereto), and in respect of the transactions contemplated hereby and thereby.  Each party waives and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation and enforcement hereof, or any such document or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this agreement or any such document may not be enforced in or by such courts.  Each party consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agrees that the mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9(f) or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.  In the event of any dispute between the Company and Executive with respect to this Agreement (including the Exhibits hereto), subject to Executive prevailing on at least one material claim or issue asserted in such dispute, the Company shall reimburse Executive for all attorneys fees and other litigation costs incurred by Executive in connection with such dispute.

(ii)           Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT.  Each party certifies and acknowledges that (A) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (B) each such party understands and has considered the implications of this waiver, (C) each such party makes this waiver voluntarily, and (D) each such party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 9(d)(ii).

(e)           Severability.  It is the desire of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under applicable law.  In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.  In the event that any provision of Section 7 is invalid, illegal or unenforceable in accordance with its terms, Executive and the Company agree that such provisions shall be reformed to make such sections enforceable, in a manner which provides the Company with the maximum rights permitted at law.

(f)            Notices.  Any notice or other communication required or permitted to be delivered under this Agreement shall be (i) in writing, (ii) delivered personally, by courier service or by certified or registered mail, first-class postage prepaid and return receipt requested, (iii) deemed to have been received on the date of delivery or on the third business day after the mailing thereof, and (iv) addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

(A)          if to the Company, to it at:

8501 Williams Road
Estero, Florida  33928
Attention:  General Counsel
Facsimile:  866-999-3798

with a copy to:

Wachtell Lipton Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention: David A. Katz, Esq.
Electronic mail:  DAKatz@WLRK.com

(B)                               if to Executive, to her at her last known home address as shown on the records of the Company with a copy to:

Katzke & Morgenbesser LLP
1345 Avenue of the Americas
New York, New York 10105
Attention: Henry I. Morgenbesser, Esq.
Electronic mail:  morgenbesser@kmexeccomp.com

(g)           Survival.  Sections 7 through and including 9 and, if Executive’s employment terminates in a manner giving rise to a payment under Section 5(e), Section 5(e), shall survive the termination of the employment of Executive hereunder.

(h)           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(i)            Headings; Construction.  The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.  For purposes of this Agreement, the term “including” shall mean “including, without limitation.”

(j)            Tax Withholding.  The Company may withhold from any payments made under the Agreement all federal, state, city or other applicable taxes as shall be required pursuant to any law, governmental regulation or ruling.

(k)           Section 409A of the Code.

(i)            General.  It is intended that payments and benefits made or provided under this Agreement shall not result in penalty taxes or accelerated taxation pursuant to Section 409A of the Code. In the event that the parties determine that any payment or benefit provided hereunder would not be in compliance with Section 409A of the Code, the parties shall in good faith attempt to amend or modify this Agreement to comply with Section 409A while preserving the intended economic benefit of this Agreement. Any payments that qualify for the “short-term deferral” exception, the separation pay exception or another exception under Section 409A of the Code shall be paid under the applicable exception.  For purposes of the limitations on nonqualified deferred compensation under Section 409A of the Code, each payment of compensation under this Agreement shall be treated as a separate payment of compensation.  All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under Section 409A of the Code to the extent necessary in order to avoid the imposition of penalty taxes on Executive pursuant to Section 409A of the Code.  In no event may Executive, directly or indirectly, designate the calendar year of any payment under this Agreement, and to the extent required by Section 409A of the Code, any payment that may be paid in more than one taxable year (depending on the time that Executive executes the Release) shall be paid in the later taxable year.

(ii)           Reimbursements and In-Kind Benefits.  Notwithstanding anything to the contrary in this Agreement, all reimbursements and in-kind benefits provided under this Agreement that are subject to Section 409A of the Code shall be made in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (A) any reimbursement is for expenses incurred during Executive’s lifetime (or during a shorter period of time specified in this Agreement); (B) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (C) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred; and (D) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(iii)          Delay of Payments.  Notwithstanding any other provision of this Agreement to the contrary, if Executive is considered a “specified employee” for purposes of Section 409A of the Code (as determined in accordance with the methodology established by the Company and its Affiliates as in effect on the Termination Date), any payment that constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code that is otherwise due to Executive under this Agreement during the six-month period immediately following Executive’s separation from service (as determined in accordance with Section 409A of the Code) on account of Executive’s separation from service shall be accumulated and paid to Executive on the first business day of the seventh month following her separation from service (the “Delayed Payment Date”), to the extent necessary to prevent the imposition of tax penalties on Executive under Section 409A of the Code.  If Executive dies during the postponement period, the amounts and entitlements delayed on account of Section 409A of the Code shall be paid to the personal representative of her estate on the first to occur of the Delayed Payment Date or 30 calendar days after the date of Executive’s death.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has duly executed this Agreement by its authorized representative and Executive has hereunto set her hand, in each case effective as of the date hereof.

HERTZ GLOBAL HOLDINGS, INC.

By:	/s/ Richard Frecker
	Name:	Richard Frecker
	Title:	Executive Vice President, General Counsel

KATHRYN V. MARINELLO

/s/ Kathryn V. Marinello

[Signature Page to Employment Agreement]

EXHIBIT A

The Volvo Group

EXHIBIT B

EMPLOYEE STOCK OPTION AGREEMENT

THIS EMPLOYEE STOCK OPTION AGREEMENT (the “Agreement”) is entered into by and between Hertz Global Holdings, Inc., a Delaware corporation (the “Company”), and the Participant (defined hereafter) pursuant to the Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan, as amended from time to time (the “Plan”), in combination with a 2017 Long Term Incentive Award Summary (or applicable portion thereof) (the “Award Summary”).  The Award Summary, which identifies the person to whom the options are granted (the “Participant”) and specifies the date of grant of this Award (the “Grant Date”) and other details of this Award, and the electronic acceptance of this Agreement, are incorporated herein by reference.

1. Grant and Acceptance of Options.

(a) Confirmation of Grant.  The Company hereby evidences and confirms, effective as of the Grant Date, its grant to the Participant of options to purchase the number of shares of Common Stock specified on the Award Summary and which shall be subject to the terms and conditions of the Plan and this Agreement (the “Options”).  The Options are not intended to be incentive stock options under the Code.  The Participant must accept this Award within 90 days after notification that the Award is available for acceptance and in accordance with the instructions provided by the Company.  The Award may be rescinded upon the action of the Company, in its sole discretion, if the Award is not accepted within 90 days after notification is sent to the Participant indicating availability for acceptance.

This Agreement is subordinate to, and the terms and conditions of the Options granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein.  If there is any inconsistency between the terms of this Agreement and the terms of the Plan, except as expressly provided herein, the terms of the Plan shall govern.  If there is any inconsistency between the terms of this Agreement and the terms of the Award Summary, the terms of this Agreement shall govern.  Any capitalized terms used herein without definition shall have the meanings set forth in the Plan.

(b) Option Price.  Each share covered by an Option may be purchased for the price specified on the Award Summary and Schedule A and which shall be subject to the terms and conditions of the Plan and this Agreement (the “Option Price”).  The Option Price per share of Common Stock is equal to the Fair Market Value of a share of Common Stock on the Grant Date.

2. Vesting and Exercisability.

(a)  Vesting Generally.  Except as otherwise provided in Section 3 or 5, Options to purchase the number of shares specified on the Award Summary and Schedule A (as may be modified by this Agreement) multiplied by the Final Target Adjustment Percentage (as defined on Schedule A) shall vest as of the Certification Date (as defined below), subject to (i) the continued employment of the Participant by the Company or any Subsidiary thereof through December 31, 2019, (ii) the achievement of the performance criteria established by the Committee pursuant to the Plan for the Options for the applicable Performance Periods (as defined on Schedule A) (the “Performance Criteria”) and (iii) the Committee’s certification of the achievement of the Performance Criteria and Final Target Adjustment Percentage in accordance with the paragraph below.

As soon as administratively feasible in the calendar year after the end of the Three Year Performance Period (as defined on Schedule A), the Committee shall certify, in writing, whether or not, and to what extent, the Performance Criteria have been achieved and the Final Target Adjustment Percentage.  The date on which the Committee makes such certification is referred to herein as the “Certification Date”.

Any Options that do not vest shall be immediately forfeited and canceled as of the earliest date on which vesting is no longer possible, which is the earliest of (A) the Certification Date, if the Committee certifies that the applicable Performance Criteria were not attained, (B) the Participant’s termination of employment in accordance with Section 3(b)(ii) or (iii) and (C) the failure of the Participant to timely execute and not revoke the “Release” if the Participant incurs a “Good Leaver Termination” (as such quoted terms are defined in, and subject to the conditions of, Section 3(b)(i)).

(b)  Exercise.  Once vested in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date the Options terminate pursuant to Section 3.  The Options may only be exercised with respect to whole shares of Common Stock and must be exercised in accordance with Section 4.

3. Termination of Options.

(a) Normal Termination Date.  Unless earlier terminated pursuant to Section 3(b) or Section 5, the Options shall terminate on the seventh anniversary of the Grant Date (the “Normal Termination Date”), if not exercised prior to such date.

(b) Termination of Employment.

(i) Good Leaver Termination.  If the Participant’s employment with the Company terminates due to a Good Leaver Termination (as defined in the Employment Agreement, dated as of March 2, 2017, between the Company and the Participant (the “Employment Agreement”)) on or prior to December 31, 2019, subject to satisfaction of the Performance Criteria and the Participant’s execution and non-revocation of the Release (as defined in the Employment Agreement) in accordance with the requirements of the Employment Agreement, a number of Options equal to the product (rounded to the nearest whole share) of (A) the number of Options subject to this Agreement, multiplied by (B) a fraction, (1) the numerator of which is the number of days elapsed between the January 3, 2017 and the date of the Participant’s termination and (2) the denominator of which is 1093 shall remain eligible to vest on the later of the Certification Date and the date the Release becomes irrevocable.

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If the Participant’s employment with the Company terminates due to a Good Leaver Termination prior to the Certification Date, any Options that become vested shall remain outstanding and exercisable from the Certification Date until the first to occur of:  (A) the 90th day following the Certification Date, or, if later, the 90th day following expiration of any blackout period in effect as of the Certification Date that is applicable to the Participant with respect to such Options (for the avoidance of doubt, including any period during which the Form S-8 on file with respect to the Plan is not effective), (B) the Normal Termination Date and (C) the cancellation or termination of the Options pursuant to Sections 5(a) and 5(b), upon which any unexercised Options shall immediately terminate.

If the Participant’s employment with the Company terminates due to a Good Leaver Termination on or following the Certification Date, vested Options shall remain outstanding and exercisable from the date of the Participant’s termination until the first to occur of:  (A) the 90th day following the date of the Participant’s termination, or, if later, the 90th day following expiration of any blackout period in effect as of the date of the Participant’s termination that is applicable to the Participant with respect to such Options (for the avoidance of doubt, including any period during which the Form S-8 on file with respect to the Plan is not effective), (B) the Normal Termination Date and (C) the cancellation or termination of the Options pursuant to Sections 5(a) and 5(b), upon which any unexercised Options shall immediately terminate.

(ii) Termination for Cause.  If the Participant’s employment terminates for Cause (as defined in the Employment Agreement), all Options, whether vested or unvested, shall be immediately forfeited and canceled, effective as of the date of the Participant’s termination.

(iii) Termination for Any Other Reason.  If the Participant’s employment with the Company terminates for any reason other than a Good Leaver Termination or Cause, any unvested Options held by the Participant shall immediately be forfeited and canceled as of the date of termination.

If the Participant’s employment with the Company terminates for any reason other than a Good Leaver Termination or Cause, all vested Options shall remain exercisable until the first to occur of (A) the 30th day following the effective date of the Participant’s termination of employment, or, if later, the 30th day following expiration of any blackout period in effect as of the Participant’s termination that is applicable to the Participant with respect to such Options (for the avoidance of doubt, including any period during which the Form S-8 on file with respect to the Plan is not effective), (B) the Normal Termination Date and (C) the cancellation or termination of the Options pursuant to Sections 5(a) and 5(b), upon which any unexercised Options shall immediately be forfeited and canceled.

4. Manner of Exercise; Forfeiture.

(a) General.  The exercise of vested Options by the Participant shall be pursuant to procedures established by the Company from time to time and shall include the Participant

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specifying the proposed date on which the Participant desires to exercise a vested Option (the “Exercise Date”), the number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”), or such other or different requirements as may be specified by the Company.  Unless otherwise determined by the Committee, (i) on or before the Exercise Date the Participant shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus (if applicable) any required withholding taxes or other similar taxes, charges or fees, or, pursuant to a broker-assisted exercise program established by the Company, the Participant may exercise vested Options by an exercise and sell procedure (cashless exercise) in which the Exercise Price (together with any required withholding taxes or other similar taxes, charges or fees) is deducted from the proceeds of the exercise of an Option and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent).  The Company may require the Participant to furnish or execute such other documents as the Company shall deem necessary (i) to evidence such exercise or (ii) to comply with or satisfy the requirements of the Securities Act of 1933, as amended, applicable state or non-U.S. securities laws or any other law.

(b) Restrictions on Exercise.  Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, (i) unless (A) all requisite approvals and consents of any governmental authority of any kind shall have been secured, (B) the purchase of the Exercise Shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Exercise Shares shall have been registered under such laws, and (C) all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied or (ii) if such exercise would result in a violation of the terms or provisions of or a default or an event of default under, any of the financing or credit agreements of the Company or any Subsidiary.  The Company shall use its commercially reasonable efforts to obtain any consents or approvals referred to in clause (i)(A) of the preceding sentence, but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence.  For the avoidance of doubt, the Options may not be exercised any period during which the Form S-8 on file with respect to the Plan is not effective.

(c) Issuance of Shares.  The shares of Common Stock issued upon exercise of the Options shall be registered in the Participant’s name, or, if applicable, in the names of the Participant’s heirs or estate.  In the Company’s discretion, such shares may be issued either in certificated form or in uncertificated, book entry form.  The certificate or book entry account shall bear such restrictive legends or restrictions as the Company, in its sole discretion, shall require.  If delivered in certificate form, the Company may deliver a share certificate to the Participant or to the Participant’s designated broker on the Participant’s behalf.  If the Participant is deceased (or if Disabled and if necessary) at the time that a delivery of share certificates is to be made, the certificates shall be delivered to the Participant’s estate, executor, administrator, legally authorized guardian or personal representative (as applicable).

(d) Other.  The Company may postpone the issuance and delivery of any shares of Common Stock provided for under this Agreement for so long as the Company determines to be necessary or advisable to satisfy the following:  (i) the completion or amendment of any

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registration of such shares or satisfaction of any exemption from registration under any securities law, rule, or regulation; (ii) compliance with any requests for representations; and (iii) receipt of proof satisfactory to the Company that a person seeking such shares on the Participant’s behalf upon the Participant’s Disability (if necessary), or upon the Participant’s estate’s behalf after the death of the Participant, is appropriately authorized.

(e) Wrongful Conduct.  Notwithstanding anything in the Plan or this Agreement to the contrary, if, during the Covered Period, the Participant engages in Wrongful Conduct, then any unexercised Options, whether vested or unvested, shall automatically terminate and be canceled effective as of the date on which the Participant first engaged in such Wrongful Conduct.  If the Participant engages in Wrongful Conduct or if the Participant’s employment is terminated for Cause, the Participant shall pay to the Company in cash any Option/SAR Financial Gain the Participant realized from exercising all or a portion of the Options within the Wrongful Conduct Period.  By entering into this Agreement, the Participant hereby consents to and authorizes the Company and the Subsidiaries to deduct from any amounts payable by such entities to the Participant any amounts the Participant owes to the Company under this Section 4(e) to the extent permitted by law.  This right of set-off is in addition to any other remedies the Company may have against the Participant for the Participant’s breach of this Section 4(e).  The Participant’s obligations under this Section 4(e) shall be cumulative of any similar obligations the Participant has under the Plan, this Agreement, any Company policy, standard or code (including, without limitation, the Company’s Standards of Business Conduct), or any other agreement with the Company or any Subsidiary.

(f) Financial Restatements.  If the Company restates any of its financial statements, then the Committee may require any or all of the following:

(i) that the Participant forfeit some or all of the Options subject to this Agreement held by the Participant at the time of such restatement;

(ii) that the Participant forfeit (or pay to the Company) some or all of the shares of Common Stock or cash (net of the aggregate Option Price paid therefore) held by the Participant at the time of such restatement that had been received in respect of the Options that have been exercised during the three-year period prior to the date that the Company is required to prepare a financial restatement; and

(iii) that the Participant pay to the Company in cash all or a portion of the proceeds that the Participant realized from the sale of shares of Common Stock that had been received (net of the aggregate Option Price paid therefore) in respect any Options that had been exercised by the Participant within the three-year period prior to date that the Company is required to prepare a the financial restatement.

Notwithstanding the foregoing, in the event that the Committee determines that the rules and regulations implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act require a longer or different clawback time period than the three-year period contemplated by Sections 4(f)(ii) and (iii), or terms and conditions other than those reflected in this Section 4, such three-year period shall be deemed

5

extended (but not reduced), and/or such other terms and conditions modified, to the extent necessary to be consistent with such rules and regulations.

5. Change in Control.

(a) In General.  Subject to Sections 5(b) and (c), in the event of a Change in Control, any unvested Options shall vest (with any Performance Criteria applicable to Performance Periods that are incomplete as of the Change in Control deemed satisfied at the greater of actual performance at the time of the Change in Control and the target level) and become exercisable, provided that the Committee (as constituted immediately prior to the Change in Control) may determine that all then-outstanding Options (whether vested or unvested) shall be canceled in exchange for a payment having a value equal to the excess, if any, of (i) the product of the Change in Control Price multiplied by the aggregate number of shares covered by all such Options immediately prior to the Change in Control (with any Performance Criteria applicable to Performance Periods that are incomplete as of the Change in Control deemed satisfied at the greater of actual performance at the time of the Change in Control and the target level) over (ii) the aggregate Option Price for all such shares, to be paid as soon as reasonably practicable, but in no event later than 30 days following the Change in Control.

(b) Termination.  Notwithstanding Section 5(a), in the event of a Change in Control, the Committee may, in its discretion, terminate any outstanding Options if either (i) the Company provides the Participant with reasonable advance notice to exercise the outstanding and unexercised Options, or (ii) the Committee reasonably determines that the Change in Control Price is equal to or less than the Option Price.

(c) Alternative Awards.  Notwithstanding Section 5(a), no cancellation, termination, acceleration of exercisability or vesting, or settlement or other payment shall occur with respect to the Options if the Committee (as constituted immediately prior to the Change in Control) reasonably determines prior to the Change in Control that the Options shall be honored or assumed or new rights substituted therefor by an Alternative Award, in accordance with the terms of Section 9.2 of the Plan; provided, however, notwithstanding anything in the Plan to the contrary, any such Alternative Award shall vest in full (with any Performance Criteria applicable to Performance Periods that are incomplete as of the Participant’s termination deemed satisfied at the target level) if the Participant’s employment is terminated by the Company without Cause within two years following a Change in Control.

(d) Definitions.  For purposes of this Agreement, and notwithstanding anything in the Plan to the contrary, “Change in Control” means the first occurrence of any of the following events after the Grant Date:

(i) the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Exchange Act), other than the Company, the Subsidiaries, any employee benefit plan of the Company or the Subsidiaries, or any Permitted Holder, of 50% or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) within any 24-month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to

6

the Company; provided that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (ii);

(iii) the merger or consolidation of the Company as a result of which persons who were owners of the voting securities of the Company immediately prior to such merger or consolidation, or any Permitted Holder, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

(iv) the approval by the Company’s shareholders of the liquidation or dissolution of the Company other than a liquidation of the Company into any Subsidiary or a liquidation a result of which persons who were stockholders of the Company immediately prior to such liquidation, or any Permitted Holder, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity that holds substantially all of the assets of the Company following such event; or

(v) the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Company or any Permitted Holder.

Notwithstanding the foregoing, a “Change in Control” for purposes of this Agreement shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

For purposes of the foregoing:

(i) “Permitted Holder” means the Related Parties and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members.

(ii) “Principal” means Carl Icahn.

(iii) “Related Party” or “Related Parties” means (A) the Principal and his siblings, his and their respective spouses and descendants (including stepchildren and adopted children) and the spouses of such descendants (including stepchildren and adopted children) (collectively, the “Family Group”); (B) any trust, estate, partnership, corporation, company, limited liability company or unincorporated association or organization (each an “Entity” and collectively “Entities”) controlled by (to be interpreted consistent with the definition of “Affiliate”) one or more members of the Family Group; (C) any Entity over which one or more members of the Family Group, directly or indirectly, have rights that legally enable them to make or veto significant management decisions with respect to such Entity, whether pursuant to the constituent documents of such Entity, by contract, through representation on a board of directors or other governing body of such Entity or in any other manner (such rights hereinafter referred to as “Veto Power”); (D) the estate of any member of the Family Group;

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(E) any trust created (in whole or in part) by any one or more members of the Family Group; (F) any individual or Entity who receives an interest in any estate or trust listed in clauses (D) or (E), to the extent of such interest; (G) any trust or estate, substantially all the beneficiaries of which (other than charitable organizations or foundations) consist of one or more members of the Family Group; (H) any organization described in Section 501(c) of the Code, over which any one or more members of the Family Group and the trusts and estates listed in clauses (D), (E) and (G) have direct or indirect Veto Power, or to which they are substantial contributors (as such term is defined in Section 507 of the Code); (I) any organization described in Section 501(c) of the Code of which a member of the Family Group is an officer, director or trustee; or (J) any Entity, directly or indirectly (i) owned or controlled by (to be interpreted consistent with the definition of “Affiliate”) or (ii) a majority of the economic interests in which are owned by, or are for or accrue to the benefit of, in either case, any Person or Persons identified in clauses (A) through (I) above.

6. Miscellaneous.

(a) Withholding.  The Company or one of its Subsidiaries may require the Participant to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection with the grant, vesting, exercise or purchase of the Options.

(b) Authorization to Share Personal Data.  The Participant authorizes any Affiliate of the Company that employs the Participant or that otherwise has or lawfully obtains personal data relating to the Participant to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(c) No Rights as Stockholder; No Voting Rights.  The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by the Options until the exercise of the Options and delivery of the Common Stock.  Subject to Section 4.4 of the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the Common Stock.

(d) No Right to Continued Employment.  Nothing in this Agreement shall be deemed to confer on the Participant any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time (regardless of whether such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan).  Nothing in the Plan or this Agreement shall confer on the Participant the right to receive any future Awards under the Plan.

(e) Non-Transferability of Options.  The Options may be exercised only by the Participant (or, if the Participant is Disabled and if necessary, the Participant’s legally authorized guardian or personal representative) during Participant’s lifetime.  The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be

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offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death or with the Company’s consent.  The Company shall not be required to recognize on its books any action taken in contravention of these restrictions.

(f) Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Participant, as the case may be, at the following addresses or to such other address as the Company or the Participant, as the case may be, shall specify by notice to the other:

(i) if to the Company, to it at:

Hertz Global Holdings, Inc.
8501 Williams Road

Estero, Florida 33928

Attention: General Counsel

Fax: (239) 301-6906

(ii) if to the Participant, to the Participant at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Participant.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(g) Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(h) Waiver; Amendment.

(i) Waiver.  Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement or (C) waive or modify performance of any of the obligations of the other parties under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a

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party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii) Amendment.  This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a material adverse effect on the Options as determined in the discretion of the Committee, except as provided in the Plan, or with the consent of the Participant.  This Agreement may not be amended, modified or supplemented orally.

(i) Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Participant without the prior written consent of the other party, for the avoidance of doubt, in the case of the Company, subject to Section 4.4 and Article IX of the Plan.

(j) Interpretation.  The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award.  Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

(k) Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation.  By entering into this Agreement and accepting the Options evidenced hereby, the Participant acknowledges:  (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the Award does not create any contractual or other right to receive future grants of Awards; (iii) that participation in the Plan is voluntary; (iv) that the value of the Options is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (v) that the future value of the Common Stock is unknown and cannot be predicted with certainty.

(l) Consent to Electronic Delivery.  By entering into this Agreement and accepting the Options evidenced hereby, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Options via Company web site or other electronic delivery.

(m) Clawback or Compensation Recovery Policy.  Without limiting any other provision of this Agreement, and to the extent applicable, the Options granted hereunder shall be subject to any clawback policy or compensation recovery policy or such other similar policy of the Company in effect from time to time.

(n) Company Rights.  The existence of the Options does not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, including that of its Affiliates, or any merger or consolidation of the Company or any

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Affiliate, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of the Company’s or any Affiliate’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(o) Severability.  If a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect.  Further, it is the parties’ intent that any court order striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties’ under this Agreement.

(p) Further Assurances.  The Participant agrees to use his or her reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for the Participant’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

(q) Applicable Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(r) Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(s) Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

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SCHEDULE A

Participant	Kathryn V. Marinello
Grant Date
Total Number of Shares of Common Stock Subject to Award
Option Price

Performance Criteria

One Year Performance Period:	January 1, 2017 through December 31, 2017
One Year Performance Criteria:	2017 Corporate EBITDA*
Two Year Performance Period:	January 1, 2017 through December 31, 2018
Two Year Performance Criteria:	2017 & 2018 Corporate EBITDA*
Three Year Performance Period:	January 1, 2017 through December 31, 2019
Three Year Performance Criteria:	2017, 2018 & 2019 Corporate EBITDA*

One Year Performance Determination.  Based on the One Year Performance Period and One Year Performance Criteria, the “One Year Adjustment Percentage” shall equal 25% multiplied by the One Year Multiplier below:

	Description ($MM)	One Year Multiplier
Threshold		$50%
Target		$100%

Two Year Performance Determination.  Based on the Two Year Performance Period and Two Year Performance Criteria, the “Two Year Adjustment Percentage” shall equal 50% multiplied by the Two Year Multiplier below (provided, however, that the Two Year Adjustment Percentage shall in no event be lower than the One Year Adjustment Percentage):

	Description ($MM)	Two Year Multiplier
Threshold		$50%
Target		$100%

Three Year Performance Determination.  Based on the Three Year Performance Period and Three Year Performance Criteria, the “Final Target Adjustment Percentage” shall equal the Three Year Multiplier below (provided, however, that the Final Target Adjustment Percentage shall in no event be lower than the Two Year Adjustment Percentage; provided, further, that the Committee may, at the time of certification, reduce the Final Target Adjustment Percentage to such percentage as the Committee may determine in its sole discretion):

	Description ($MM)	Three Year Multiplier
Threshold		$50%
Target		$100%

General Rules to the Above Determinations.  For performance below the level described in the threshold, the applicable multiplier shall be 0%.  For performance above the level described in the target, the applicable multiplier remains the same as provided above with respect to the target.  Linear interpolation will be used to determine the applicable multiplier for all intermediary points.    The Performance Stock remain subject to all other provisions (including, without limitation, any applicable adjustment, vesting and settlement provisions) of this Agreement and the Plan.

The One Year Performance Period, Two Year Performance Period, and Three Year Performance Period are generally referred to herein as the “Performance Periods”.

* Corporate EBITDA generally refers to Adjusted Corporate EBITDA as disclosed by the Company with respect to the car rental business of the Company, it being understood and agreed that the car rental business of the Company consists of the U.S. Rental Car, International Rental Car and All Other Operations segments of the Company; provided, however, for these purposes, that the determination of the Corporate EBITDA shall exclude the financial effects (including related revenue streams) from the Company’s development activities from new business ventures originating after January 1, 2017 from businesses that are not core to the Company’s traditional rental car business.

Adjustments.  Notwithstanding the foregoing, in the event of (i) material acquisitions or dispositions during any Performance Period or (ii) currency fluctuations affecting U.S. dollar denominated Adjusted Corporate EBITDA by 5% or more from January 1, 2017 through the end of the applicable Performance Period, the performance incentive threshold, target and maximum criteria, if and as applicable, and/or the determination of Corporate EBITDA, shall be adjusted in an equitable and proportionate manner as determined by the Committee and in accordance with any applicable provisions of the Plan; provided, further, in the event of any other extraordinary transactions and items during any Performance Period, such criteria and/or the Corporate EBITDA determination may be adjusted by the Committee in accordance with any applicable provisions of the Plan.

EXHIBIT C

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is entered into by and between Hertz Global Holdings, Inc., a Delaware corporation (the “Company”), and the Participant (defined hereafter) pursuant to the Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan, as amended from time to time (the “Plan”), in combination with a 2017 Long Term Incentive Award Summary (or applicable portion thereof) (the “Award Summary”).  The Award Summary, which identifies the person to whom the restricted stock is granted (the “Participant”) and specifies the date of grant of this Award (the “Grant Date”) and other details of this Award, and the electronic acceptance of this Agreement, are incorporated herein by reference.

1.  Grant and Acceptance of Restricted Stock.  The Company hereby evidences and confirms its grant to the Participant, effective as of the Grant Date, of the number of shares of restricted Common Stock set forth on the Award Summary and Schedule A and which shall be subject to the terms and conditions of the Plan and this Agreement (the “Restricted Stock”).  The Participant must accept this Award within 90 days after notification that the Award is available for acceptance and in accordance with the instructions provided by the Company.  The Award may be rescinded upon the action of the Company, in its sole discretion, if the Award is not accepted within 90 days after notification is sent to the Participant indicating availability for acceptance.

This Agreement is subordinate to, and the terms and conditions of the Restricted Stock granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, except as expressly provided herein, the terms of the Plan shall govern.  If there is any inconsistency between the terms of this Agreement and the terms of the Award Summary, the terms of this Agreement shall govern.  Any capitalized terms used herein without definition shall have the meanings set forth in the Plan.

2.  Vesting of Restricted Stock.

(a)  Generally.  Except as otherwise provided in this Section 2, the Restriction Period applicable to the Restricted Stock shall lapse, if at all, on December 31, 2019 (the “Vesting Date”), subject to (i) the continuous employment of the Participant by the Company or any Subsidiary thereof through the Vesting Date, (ii) the achievement of the performance criteria established by the Committee pursuant to the Plan for the Restricted Stock for the Performance Period (as defined on Schedule A) (the “Performance Goal”), and (iii) the Committee’s certification of whether or not the Performance Goal has been achieved.  The Committee shall make such certification in writing as soon as administratively practicable following the end of the Performance Period (the date of such certification, the “Certification Date”).  Any Restricted Stock that does not vest shall be immediately forfeited and canceled as of the earliest date on which vesting is no longer possible, which is the earliest of (A) the Certification Date, if the Committee certifies that the Performance Goal was not attained, (B) the Participant’s termination of employment in accordance with Section 2(b)(ii) and (C) the failure of the Participant to timely execute and not revoke the “Release” if the Participant incurs a “Good Leaver Termination” (as such quoted terms are defined in, and subject to the conditions of, Section 2(b)(i)).

(b)  Termination of Employment.

(i)  Good Leaver Termination.  If the Participant’s employment with the Company terminates due to a Good Leaver Termination (as defined in the Employment Agreement, dated as of March 2, 2017, between the Company and the Participant (the “Employment Agreement”)) on or prior to the Vesting Date, subject to satisfaction of the Performance Goal and the Participant’s execution and non-revocation of the Release (as defined in the Employment Agreement) in accordance with the requirements of the Employment Agreement, a number of shares of Restricted Stock equal to the product (rounded to the nearest whole share) of (A) the number of shares subject to this Agreement, multiplied by (B) a fraction, (1) the numerator of which is the number of days elapsed between the January 3, 2017 and the date of the Participant’s termination and (2) the denominator of which is 1093, shall remain eligible to vest on the later of the Certification Date and the date the Release becomes irrevocable.

(ii)  Any Other Reason.  If the Participant’s employment terminates (whether by the Participant or by the Company or a Subsidiary) prior to the Vesting Date for any reason other than a Good Leaver Termination, any outstanding Restricted Stock shall be immediately forfeited and canceled effective as of the date of the Participant’s termination.

(c)  Change in Control.

(i)  In General.  Subject to Section 2(c)(ii), in the event of a Change in Control, the Performance Goal shall be deemed satisfied and the Restriction Period applicable to any outstanding Restricted Stock shall lapse immediately prior to such Change in Control.

(ii)  Alternative Awards.  Notwithstanding Section 2(c)(i), no cancellation, termination, lapse of Restriction Period or settlement or other payment shall occur with respect to the Restricted Stock if the Committee (as constituted immediately prior to the Change in Control) reasonably determines prior to the Change in

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Control that the Restricted Stock shall be honored or assumed or new rights substituted therefor by an Alternative Award, in accordance with the terms of Section 9.2 of the Plan; provided, however, notwithstanding anything in the Plan to the contrary, any such Alternative Award shall vest in full if the Participant’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) within two years following a Change in Control.  For purposes of any Alternative Award, the Performance Goal shall be deemed satisfied.

(iii)  Definitions.  For purposes of this Agreement, and notwithstanding anything in the Plan to the contrary, “Change in Control” means the first occurrence of any of the following events after the Grant Date:

(A)       the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Exchange Act), other than the Company, the Subsidiaries, any employee benefit plan of the Company or the Subsidiaries, or any Permitted Holder, of 50% or more of the combined voting power of the Company’s then outstanding voting securities;

(B)       within any 24-month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (B);

(C)       the merger or consolidation of the Company as a result of which persons who were owners of the voting securities of the Company immediately prior to such merger or consolidation, or any Permitted Holder, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

(D)       the approval by the Company’s shareholders of the liquidation or dissolution of the Company other than a liquidation of the Company into any Subsidiary or a liquidation a result of which persons who were stockholders of the Company immediately prior to such liquidation, or any Permitted Holder, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of

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the entity that holds substantially all of the assets of the Company following such event; or

(E)        the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Company or any Permitted Holder.

Notwithstanding the foregoing, a “Change in Control” for purposes of this Agreement shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

For purposes of the foregoing:

(A)       “Permitted Holder” means the Related Parties and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members.

(B)       “Principal” means Carl Icahn.

(C)       “Related Party” or “Related Parties” means (1) the Principal and his siblings, his and their respective spouses and descendants (including stepchildren and adopted children) and the spouses of such descendants (including stepchildren and adopted children) (collectively, the “Family Group”); (2) any trust, estate, partnership, corporation, company, limited liability company or unincorporated association or organization (each an “Entity” and collectively “Entities”) controlled by (to be interpreted consistent with the definition of “Affiliate”) one or more members of the Family Group; (3) any Entity over which one or more members of the Family Group, directly or indirectly, have rights that legally enable them to make or veto significant management decisions with respect to such Entity, whether pursuant to the constituent documents of such Entity, by contract, through representation on a board of directors or other governing body of such Entity or in any other manner (such rights hereinafter referred to as “Veto Power”); (4) the estate of any member of the Family Group; (5) any trust created (in whole or in part) by any one or more members of the Family Group; (6) any individual or Entity who receives an interest in any estate or trust listed in clauses (4) or (5), to the

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extent of such interest; (7) any trust or estate, substantially all the beneficiaries of which (other than charitable organizations or foundations) consist of one or more members of the Family Group; (8) any organization described in Section 501(c) of the Code, over which any one or more members of the Family Group and the trusts and estates listed in clauses (4), (5) and (7) have direct or indirect Veto Power, or to which they are substantial contributors (as such term is defined in Section 507 of the Code); (9) any organization described in Section 501(c) of the Code of which a member of the Family Group is an officer, director or trustee; or (10) any Entity, directly or indirectly (i) owned or controlled by (to be interpreted consistent with the definition of “Affiliate”) or (ii) a majority of the economic interests in which are owned by, or are for or accrue to the benefit of, in either case, any Person or Persons identified in clauses (1) through (9) above.

3.  Forfeiture.  Notwithstanding anything in the Plan or this Agreement to the contrary, if, during the Covered Period, the Participant engages in Wrongful Conduct, then any Restricted Stock for which the Restriction Period has not then lapsed shall automatically be forfeited and cancelled effective as of the date on which the Participant first engaged in such Wrongful Conduct.  If the Participant engages in Wrongful Conduct or if the Participant’s employment is terminated for Cause, the Participant shall pay to the Company in cash any Restriction-Based Financial Gain the Participant realized from the lapse of the Restriction Period applicable to all or a portion of the Restricted Stock with respect to which the Restriction Period lapsed within the Wrongful Conduct Period.  By entering into this Agreement, the Participant hereby consents to and authorizes the Company and the Subsidiaries to deduct from any amounts payable by such entities to the Participant any amounts the Participant owes to the Company under this Section 3 to the extent permitted by law.  This right of set-off is in addition to any other remedies the Company may have against the Participant for the Participant’s breach of this Section 3.  The Participant’s obligations under this Section 3 shall be cumulative of any similar obligations the Participant has under the Plan, this Agreement, any Company policy, standard or code (including, without limitation, the Company’s Standards of Business Conduct), or any other agreement with the Company or any Subsidiary.

4.  Effect of Financial Restatements.  In the event that the Participant commits misconduct, fraud or gross negligence (whether or not such misconduct, fraud or gross negligence is deemed or could be deemed to be an event constituting Cause) and as a result of, or in connection with, such misconduct, fraud or gross negligence, the Company restates any of its financial statements, then the Committee may require any or all of the following:

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(a)  that the Participant forfeit some or all of the Restricted Stock subject to this Agreement held by the Participant at the time of such restatement,

(b)  that the Participant forfeit (or return to the Company) some or all of the shares of Common Stock held by the Participant at the time of such restatement that had been released and received, within the three-year period prior to the date that the Company is required to prepare a financial restatement, upon the lapsing of the Restriction Period of Restricted Stock, and

(c)  that the Participant pay to the Company in cash all or a portion of the proceeds that the Participant realized from the sale of shares of Common Stock that had been released and received, within the three-year period prior to the date that the Company is required to prepare a financial restatement, upon the lapsing of the Restriction Period of Restricted Stock.

Notwithstanding the foregoing, in the event that the Committee determines that the rules and regulations implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act require a longer or different clawback time period than the three-year period contemplated by Sections 4(b) and (c), or terms and conditions other than those reflected in this Section 4, such three-year period shall be deemed extended (but not reduced), and/or such other terms and conditions modified, to the extent necessary to be consistent with such rules and regulations.

5.  Participant’s Rights with Respect to the Restricted Stock.

(a)  Restrictions on Transferability.  No Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Restriction Period.  Thereafter, Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated except in compliance with all applicable securities laws.  Any stock certificates evidencing the Restricted Stock shall be held in the custody of the Secretary of the Company until the Restriction Period lapses and, as a condition of this grant of Restricted Stock, the Participant shall deliver a stock power, endorsed in blank, relating to the shares of Restricted Stock covered by this Award.  Any attempt by the Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan or this Agreement shall be void and of no effect.

(b)  Evidence of Shares.  Promptly after the Grant Date, the Company shall recognize the grant of the Restricted Stock by (i) a crediting of the Restricted Stock to a book-entry account maintained by the Company (or its transfer agent or other designee) for the benefit of the Participant, with appropriate electronic notation of the restrictions on transfer provided herein, or another similar method, or (ii) the

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issuance of a certificate representing the Restricted Stock in the name of the Participant, bearing the appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE HERTZ GLOBAL HOLDINGS, INC. 2016 OMNIBUS INCENTIVE PLAN AND THE RELATED AWARD AGREEMENT AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH PLAN AND AWARD AGREEMENT, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.”

(c)  Rights as Stockholder.  Any cash dividends or distributions credited to the Participant in respect of the Restricted Stock shall be deemed to have been invested in additional Restricted Stock on the payment date established for the related dividend or distribution in an amount per share of Restricted Stock equal to the greatest whole number which may be obtained by dividing (i) the value of such dividend or distribution on the record date by (ii) the Fair Market Value of one share of Common Stock on such date, and any such additional Restricted Stock shall be subject to the same terms and conditions as are applicable in respect of the Restricted Stock with respect to which such dividends or distributions were payable.  If any dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Restricted Stock with respect to which they were paid.  Subject to this Section 5(c), the Participant shall be entitled to exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to the Restriction Period.

6.  Lapse of Restriction Period.

(a)  In General.  Upon the lapse of the Restriction Period, the Company shall release any shares of Restricted Stock that become vested (i) by appropriate transfer to an unrestricted book-entry account maintained by the Company (or its transfer agent or other designee) for the benefit of the Participant (or, if the Participant is deceased, to the Participant’s legal representative) or by other appropriate electronic notation of the lapse or expiration of the Restriction Period with respect to such shares, (ii) by delivering to the Participant (or, if the Participant is deceased, to the Participant’s legal representative) a certificate issued in respect of such shares (without any legend contemplated by Section 5(b)), or (iii) by any other means deemed appropriate by the Company.

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(b)  Postponement of Release.  The Company may postpone the release of the Restricted Stock for so long as the Company determines to be necessary or advisable to satisfy the following: (i) the requirements of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed, (ii) the completion or amendment of any registration of such shares or satisfaction of any exemption from registration under any securities law, rule, or regulation; (iii) compliance with any requests for representations; and (iv) receipt of proof satisfactory to the Company that a person seeking such shares on the Participant’s behalf upon the Participant’s Disability (if necessary), or upon the Participant’s estate’s behalf after the death of the Participant, is appropriately authorized.

7.  Miscellaneous.

(a)  Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(b)  Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Participant without the prior written consent of the other party, for the avoidance of doubt, in the case of the Company, subject to Section 4.4 and Article IX of the Plan.

(c)  No Right to Continued Employment.  Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate the Participant’s employment at any time, or confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries (regardless of whether such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan).  Nothing in the Plan or this Agreement shall confer on the Participant the right to receive any future Awards under the Plan.

(d)  Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Participant, as the case may be, at the following

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addresses or to such other address as the Company or the Participant, as the case may be, shall specify by notice to the other:

If to the Company, to it at:

Hertz Global Holdings, Inc.
8501 Williams Road

Estero, Florida 33928

Attention: General Counsel

Fax: (239) 301-6906

If to the Participant, to the Participant at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Participant.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(e)  Amendment.  This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a material adverse effect on the Restricted Stock as determined in the discretion of the Committee, except as provided in the Plan, or with the consent of the Participant.  This Agreement may not be amended, modified or supplemented orally.

(f)  Interpretation.  The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award.  Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

(g)  Tax Withholding.  The Company shall have the right and power to deduct from all amounts paid to the Participant in cash or shares (whether under the Plan or otherwise) or to require the Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Restricted Stock that become vested) to satisfy the minimum federal, state or local or foreign taxes or other obligations required by law to be withheld with respect to the Restricted Stock.

(h)  Applicable Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

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(i)  Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation.  By entering into this Agreement and accepting the Restricted Stock evidenced hereby, the Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the Award does not create any contractual or other right to receive future grants of Awards; (iii) that participation in the Plan is voluntary; (iv) that the value of the Restricted Stock is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (v) that the future value of the Common Stock is unknown and cannot be predicted with certainty.

(j)  Employee Data Privacy.  The Participant authorizes any Affiliate of the Company that employs the Participant or that otherwise has or lawfully obtains personal data relating to the Participant to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(k)  Consent to Electronic Delivery.  By entering into this Agreement and accepting the Restricted Stock evidenced hereby, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Restricted Stock via Company web site or other electronic delivery.

(l)  Clawback or Compensation Recovery Policy.  Without limiting any other provision of this Agreement, and to the extent applicable, the Restricted Stock granted hereunder shall be subject to any clawback policy or compensation recovery policy or such other similar policy of the Company in effect from time to time.

(m)  Company Rights.  The existence of the Restricted Stock does not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, including that of its Affiliates, or any merger or consolidation of the Company or any Affiliate, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of the Company’s or any Affiliate’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(n)  Severability.  If a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the

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portions of this Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect.  Further, it is the parties’ intent that any court order striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties’ under this Agreement.

(o)  Further Assurances.  The Participant agrees to use his or her reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for the Participant’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

(p)  Headings and Captions.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(q)  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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SCHEDULE A

Participant	Kathryn V. Marinello
Grant Date
Total Number of Shares of Restricted Stock Subject to Award

Performance Goal

Performance Period:	January 1, 2017 through December 31, 2017
Performance Goal:	2017 Revenue* equaling or exceeding $

If the Performance Goal is not met, all Restricted Stock under this Agreement shall be forfeited and canceled.  The Restricted Stock remain subject to all other provisions (including, without limitation, any applicable adjustment, vesting and settlement provisions) of this Agreement and the Plan.

* Revenue generally refers to total revenues as disclosed by the Company with respect to the car rental business of the Company, it being understood and agreed that the car rental business of the Company consists of the U.S. Rental Car, International Rental Car and All Other Operations segments of the Company.

Adjustments.  Notwithstanding the foregoing, in the event of (i) material acquisitions or dispositions during any Performance Period or (ii) currency fluctuations affecting U.S. dollar denominated Revenue by 5% or more from January 1, 2017 through the end of the Performance Period, the Performance Goal, if and as applicable, and/or the determination of Revenue, shall be adjusted in an equitable and proportionate manner as determined by the Committee and in accordance with any applicable provisions of the Plan; provided, further, in the event of any other extraordinary transactions and items during any Performance Period, such criteria and/or the Revenue determination may be adjusted by the Committee in accordance with any applicable provisions of the Plan.

EXHIBIT D

PERFORMANCE STOCK AGREEMENT

THIS PERFORMANCE STOCK AGREEMENT (the “Agreement”) is entered into by and between Hertz Global Holdings, Inc., a Delaware corporation (the “Company”), and the Participant (defined hereafter) pursuant to the Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan, as amended from time to time (the “Plan”), in combination with a 2017 Long Term Incentive Award Summary (or applicable portion thereof) (the “Award Summary”).  The Award Summary, which identifies the person to whom the performance stock is granted (the “Participant”) and specifies the date of grant of this Award (the “Grant Date”) and other details of this Award, and the electronic acceptance of this Agreement, are incorporated herein by reference.

1.  Grant and Acceptance of Performance Stock.  The Company hereby evidences and confirms its grant to the Participant, effective as of the Grant Date, of the number of shares of restricted Common Stock set forth on the Award Summary and Schedule A and which shall be subject to the terms and conditions of the Plan and this Agreement (the “Performance Stock”).  The Participant must accept this Award within 90 days after notification that the Award is available for acceptance and in accordance with the instructions provided by the Company.  The Award may be rescinded upon the action of the Company, in its sole discretion, if the Award is not accepted within 90 days after notification is sent to the Participant indicating availability for acceptance.

This Agreement is subordinate to, and the terms and conditions of the Performance Stock granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, except as expressly provided herein, the terms of the Plan shall govern.  If there is any inconsistency between the terms of this Agreement and the terms of the Award Summary, the terms of this Agreement shall govern.  Any capitalized terms used herein without definition shall have the meanings set forth in the Plan.

2.  Vesting of Performance Stock.

(a)  Generally.  Except as otherwise provided in this Section 2, the Restriction Period applicable to the Performance Stock shall lapse, if at all, as to the number of shares of Performance Stock subject to this Agreement (as specified on the Award Summary and Schedule A and as may have been modified by this Agreement) multiplied by the Final Target Adjustment Percentage (as defined on Schedule A), as of the Certification Date, subject to (i) the continued employment of the Participant by the Company or any Subsidiary thereof through December 31, 2019, (ii) the achievement of the performance criteria established by the Committee pursuant to the Plan for the Performance Stock for the applicable Performance Periods (as defined on Schedule A) (the “Performance Criteria”) and (iii) the Committee’s certification of the achievement of the Performance Criteria and Final Target Adjustment Percentage in accordance with the paragraph below.

As soon as administratively feasible in the calendar year after the end of the Three Year Performance Period (as defined on Schedule A), the Committee shall certify, in writing, whether or not, and to what extent, the Performance Criteria have been achieved and the Final Target Adjustment Percentage.  The date on which the Committee makes such certification is referred to herein as the “Certification Date”.

Any Performance Stock that does not vest shall be immediately forfeited and canceled as of the earliest date on which vesting is no longer possible, which is the earliest of (A) the Certification Date, if the Committee certifies that the applicable Performance Goals were not attained, (B) the Participant’s termination of employment in accordance with Section 2(b)(ii) and (C) the failure of the Participant to timely execute and not revoke the “Release” if the Participant incurs a “Good Leaver Termination” (as such quoted terms are defined in, and subject to the conditions of, Section 2(b)(i)).

(b)  Termination of Employment.

(i)  Good Leaver Termination.  If the Participant’s employment with the Company terminates due to a Good Leaver Termination (as defined in the Employment Agreement, dated as of March 2, 2017, between the Company and the Participant (the “Employment Agreement”)) on or prior to December 31, 2019, subject to satisfaction of the Performance Criteria and the Participant’s execution and non-revocation of the Release (as defined in the Employment Agreement) in accordance with the requirements of the Employment Agreement, a number of shares of Performance Stock equal to the product (rounded to the nearest whole share) of (A) the number of shares subject to this Agreement, multiplied by (B) a fraction, (1) the numerator of which is the number of days elapsed between the January 3, 2017 and the date of the Participant’s termination and (2) the denominator of which is 1093, shall remain eligible to vest on the later of the Certification Date and the date the Release becomes irrevocable.

(ii)  Any Other Reason.  If the Participant’s employment terminates (whether by the Participant or by the Company or a Subsidiary) prior to December 31, 2019 for any reason other than a Good Leaver Termination, any outstanding Performance Stock shall be immediately forfeited and canceled effective as of the date of the Participant’s termination.

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(c)  Change in Control.

(i)  In General.  Subject to Section 2(c)(ii), in the event of a Change in Control, the Restriction Period applicable to any outstanding Performance Stock shall lapse immediately prior to such Change in Control (with any Performance Criteria applicable to Performance Periods that are incomplete as of the Change in Control deemed satisfied at the greater of actual performance at the time of the Change in Control and the target level).

(ii)  Alternative Awards.  Notwithstanding Section 2(c)(i), no cancellation, termination, lapse of Restriction Period or settlement or other payment shall occur with respect to the Performance Stock if the Committee (as constituted immediately prior to the Change in Control) reasonably determines prior to the Change in Control that the Performance Stock shall be honored or assumed or new rights substituted therefor by an Alternative Award, in accordance with the terms of Section 9.2 of the Plan; provided, however, notwithstanding anything in the Plan to the contrary, any such Alternative Award shall vest in full (with any Performance Criteria applicable to Performance Periods that are incomplete as of the Participant’s termination deemed satisfied at the greater of actual performance at the time of the Change in Control and the target level) if the Participant’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) within two years following a Change in Control.

(iii)  Definitions.  For purposes of this Agreement, and notwithstanding anything in the Plan to the contrary, “Change in Control” means the first occurrence of any of the following events after the Grant Date:

(A)       the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Exchange Act), other than the Company, the Subsidiaries, any employee benefit plan of the Company or the Subsidiaries, or any Permitted Holder, of 50% or more of the combined voting power of the Company’s then outstanding voting securities;

(B)       within any 24-month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (B);

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(C)       the merger or consolidation of the Company as a result of which persons who were owners of the voting securities of the Company immediately prior to such merger or consolidation, or any Permitted Holder, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

(D)       the approval by the Company’s shareholders of the liquidation or dissolution of the Company other than a liquidation of the Company into any Subsidiary or a liquidation a result of which persons who were stockholders of the Company immediately prior to such liquidation, or any Permitted Holder, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity that holds substantially all of the assets of the Company following such event; or

(E)        the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Company or any Permitted Holder.

Notwithstanding the foregoing, a “Change in Control” for purposes of this Agreement shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

For purposes of the foregoing:

(A)       “Permitted Holder” means the Related Parties and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members.

(B)       “Principal” means Carl Icahn.

(C)       “Related Party” or “Related Parties” means (1) the Principal and his siblings, his and their respective spouses and descendants (including stepchildren and adopted children) and the spouses of such descendants (including stepchildren and adopted children) (collectively, the “Family Group”); (2) any trust, estate, partnership, corporation, company, limited

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liability company or unincorporated association or organization (each an “Entity” and collectively “Entities”) controlled by (to be interpreted consistent with the definition of “Affiliate”) one or more members of the Family Group; (3) any Entity over which one or more members of the Family Group, directly or indirectly, have rights that legally enable them to make or veto significant management decisions with respect to such Entity, whether pursuant to the constituent documents of such Entity, by contract, through representation on a board of directors or other governing body of such Entity or in any other manner (such rights hereinafter referred to as “Veto Power”); (4) the estate of any member of the Family Group; (5) any trust created (in whole or in part) by any one or more members of the Family Group; (6) any individual or Entity who receives an interest in any estate or trust listed in clauses (4) or (5), to the extent of such interest; (7) any trust or estate, substantially all the beneficiaries of which (other than charitable organizations or foundations) consist of one or more members of the Family Group; (8) any organization described in Section 501(c) of the Code, over which any one or more members of the Family Group and the trusts and estates listed in clauses (4), (5) and (7) have direct or indirect Veto Power, or to which they are substantial contributors (as such term is defined in Section 507 of the Code); (9) any organization described in Section 501(c) of the Code of which a member of the Family Group is an officer, director or trustee; or (10) any Entity, directly or indirectly (i) owned or controlled by (to be interpreted consistent with the definition of “Affiliate”) or (ii) a majority of the economic interests in which are owned by, or are for or accrue to the benefit of, in either case, any Person or Persons identified in clauses (1) through (9) above.

3.  Forfeiture.  Notwithstanding anything in the Plan or this Agreement to the contrary, if, during the Covered Period, the Participant engages in Wrongful Conduct, then any Performance Stock for which the Restriction Period has not then lapsed shall automatically be forfeited and cancelled effective as of the date on which the Participant first engaged in such Wrongful Conduct.  If the Participant engages in Wrongful Conduct or if the Participant’s employment is terminated for Cause, the Participant shall pay to the Company in cash any Performance-Based Financial Gain the Participant realized from the lapse of the Restriction Period applicable to all or a portion of the Performance Stock with respect to which the Restriction Period lapsed within the Wrongful Conduct Period.  By entering into this Agreement, the Participant hereby consents to and authorizes the Company and the Subsidiaries to deduct from any amounts payable by such entities to the

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Participant any amounts the Participant owes to the Company under this Section 3 to the extent permitted by law.  This right of set-off is in addition to any other remedies the Company may have against the Participant for the Participant’s breach of this Section 3.  The Participant’s obligations under this Section 3 shall be cumulative of any similar obligations the Participant has under the Plan, this Agreement, any Company policy, standard or code (including, without limitation, the Company’s Standards of Business Conduct), or any other agreement with the Company or any Subsidiary.

4.  Effect of Financial Restatements.  If the Company restates any of its financial statements, then the Committee may require any or all of the following:

(a)  that the Participant forfeit some or all of the Performance Stock subject to this Agreement held by the Participant at the time of such restatement,

(b)  that the Participant forfeit (or return to the Company) some or all of the shares of Common Stock held by the Participant at the time of such restatement that had been released and received, within the three-year period prior to the date that the Company is required to prepare a financial restatement, upon the lapsing of the Restriction Period of Performance Stock to the extent that the Restriction Period of such Performance Stock would not have lapsed had the applicable financial results been reported accurately, and

(c)  that the Participant pay to the Company in cash all or a portion of the proceeds that the Participant realized from the sale of shares of Common Stock that had been released and received, within the three-year period prior to the date that the Company is required to prepare a financial restatement, upon the lapsing of the Restriction Period of Performance Stock to the extent that the Restriction Period of such Performance Stock would not have lapsed had the applicable financial results been reported accurately.

Notwithstanding the foregoing, in the event that the Committee determines that the rules and regulations implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act require a longer or different clawback time period than the three-year period contemplated by Sections 4(b) and (c), or terms and conditions other than those reflected in this Section 4, such three-year period shall be deemed extended (but not reduced), and/or such other terms and conditions modified, to the extent necessary to be consistent with such rules and regulations.

5.  Participant’s Rights with Respect to the Performance Stock.

(a)  Restrictions on Transferability.  No Performance Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated

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until the lapse of the Restriction Period.  Thereafter, Performance Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated except in compliance with all applicable securities laws.  Any stock certificates evidencing the Performance Stock shall be held in the custody of the Secretary of the Company until the Restriction Period lapses, and, as a condition of this grant of Performance Stock, the Participant shall deliver a stock power, endorsed in blank, relating to the shares of Performance Stock covered by this Award.  Any attempt by the Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan or this Agreement shall be void and of no effect.

(b)  Evidence of Shares.  Promptly after the Grant Date, the Company shall recognize the grant of the Performance Stock by (i) a crediting of the Performance Stock to a book-entry account maintained by the Company (or its transfer agent or other designee) for the benefit of the Participant, with appropriate electronic notation of the restrictions on transfer provided herein, or another similar method, or (ii) the issuance of a certificate representing the Performance Stock in the name of the Participant, bearing the appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE HERTZ GLOBAL HOLDINGS, INC. 2016 OMNIBUS INCENTIVE PLAN AND THE RELATED AWARD AGREEMENT AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH PLAN AND AWARD AGREEMENT, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.”

(c)  Rights as Stockholder.  Any cash dividends or distributions credited to the Participant in respect of the Performance Stock shall be deemed to have been invested in additional Performance Stock on the payment date established for the related dividend or distribution in an amount per share of Performance Stock equal to the greatest whole number which may be obtained by dividing (i) the value of such dividend or distribution on the record date by (ii) the Fair Market Value of one share of Common Stock on such date, and any such additional Performance Stock shall be subject to the same terms and conditions as are applicable in respect of the Performance Stock with respect to which such dividends or distributions were payable.  If any dividends or distributions

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are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Performance Stock with respect to which they were paid.  Subject to this Section 5(c), the Participant shall be entitled to exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to the Restriction Period.

6.  Lapse of Restriction Period.

(a)  In General.  Upon the lapse of the Restriction Period, the Company shall release any shares of Performance Stock that become vested (i) by appropriate transfer to an unrestricted book-entry account maintained by the Company (or its transfer agent or other designee) for the benefit of the Participant (or, if the Participant is deceased, to the Participant’s legal representative) or by other appropriate electronic notation of the lapse or expiration of the Restriction Period with respect to such shares, (ii) by delivering to the Participant (or, if the Participant is deceased, to the Participant’s legal representative) a certificate issued in respect of such shares (without any legend contemplated by Section 5(b)), or (iii) by any other means deemed appropriate by the Company.

(b)  Postponement of Release.  The Company may postpone the release of the Performance Stock for so long as the Company determines to be necessary or advisable to satisfy the following: (i) the requirements of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed, (ii) the completion or amendment of any registration of such shares or satisfaction of any exemption from registration under any securities law, rule, or regulation; (iii) compliance with any requests for representations; and (iv) receipt of proof satisfactory to the Company that a person seeking such shares on the Participant’s behalf upon the Participant’s Disability (if necessary), or upon the Participant’s estate’s behalf after the death of the Participant, is appropriately authorized.

7.  Miscellaneous.

(a)  Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable

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right, remedy or claim under or in respect of any agreement or any provision contained herein.

(b)  Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Participant without the prior written consent of the other party, for the avoidance of doubt, in the case of the Company, subject to Section 4.4 and Article IX of the Plan.

(c)  No Right to Continued Employment.  Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate the Participant’s employment at any time, or confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries (regardless of whether such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan).  Nothing in the Plan or this Agreement shall confer on the Participant the right to receive any future Awards under the Plan.

(d)  Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Participant, as the case may be, at the following addresses or to such other address as the Company or the Participant, as the case may be, shall specify by notice to the other:

If to the Company, to it at:

Hertz Global Holdings, Inc.
8501 Williams Road

Estero, Florida 33928

Attention: General Counsel

Fax: (239) 301-6906

If to the Participant, to the Participant at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Participant.

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All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(e)  Amendment.  This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a material adverse effect on the Performance Stock as determined in the discretion of the Committee, except as provided in the Plan, or with the consent of the Participant.  This Agreement may not be amended, modified or supplemented orally.

(f)  Interpretation.  The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award.  Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

(g)  Tax Withholding.  The Company shall have the right and power to deduct from all amounts paid to the Participant in cash or shares (whether under the Plan or otherwise) or to require the Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Performance Stock that become vested) to satisfy the minimum federal, state or local or foreign taxes or other obligations required by law to be withheld with respect to the Performance Stock.

(h)  Applicable Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(i)  Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation.  By entering into this Agreement and accepting the Performance Stock evidenced hereby, the Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the Award does not create any contractual or other right to receive future grants of Awards; (iii) that participation in the Plan is voluntary; (iv) that the value of the Performance Stock is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (v) that the future value of the Common Stock is unknown and cannot be predicted with certainty.

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(j)  Employee Data Privacy.  The Participant authorizes any Affiliate of the Company that employs the Participant or that otherwise has or lawfully obtains personal data relating to the Participant to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(k)  Consent to Electronic Delivery.  By entering into this Agreement and accepting the Performance Stock evidenced hereby, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Performance Stock via Company web site or other electronic delivery.

(l)  Clawback or Compensation Recovery Policy.  Without limiting any other provision of this Agreement, and to the extent applicable, the Performance Stock granted hereunder shall be subject to any clawback policy or compensation recovery policy or such other similar policy of the Company in effect from time to time.

(m)  Company Rights.  The existence of the Performance Stock does not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, including that of its Affiliates, or any merger or consolidation of the Company or any Affiliate, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of the Company’s or any Affiliate’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(n)  Severability.  If a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect.  Further, it is the parties’ intent that any court order striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties’ under this Agreement.

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(o)  Further Assurances.  The Participant agrees to use his or her reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for the Participant’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

(p)  Headings and Captions.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(q)  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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SCHEDULE A

Participant	Kathryn V. Marinello
Grant Date
Total Number of Shares of Performance Stock Subject to Award

Performance Criteria

One Year Performance Period:	January 1, 2017 through December 31, 2017
One Year Performance Criteria:	2017 Corporate EBITDA*
Two Year Performance Period:	January 1, 2017 through December 31, 2018
Two Year Performance Criteria:	2017 & 2018 Corporate EBITDA*
Three Year Performance Period:	January 1, 2017 through December 31, 2019
Three Year Performance Criteria:	2017, 2018 & 2019 Corporate EBITDA*

One Year Performance Determination.  Based on the One Year Performance Period and One Year Performance Criteria, the “One Year Adjustment Percentage” shall equal 25% multiplied by the One Year Multiplier below:

	Description ($MM)	One Year Multiplier
Threshold		$33.33%
Target		$66.67%

Two Year Performance Determination.  Based on the Two Year Performance Period and Two Year Performance Criteria, the “Two Year Adjustment Percentage” shall equal 50% multiplied by the Two Year Multiplier below (provided, however, that the Two Year Adjustment Percentage shall in no event be lower than the One Year Adjustment Percentage):

	Description ($MM)	Two Year Multiplier
Threshold		$33.33%
Target		$66.67%

Three Year Performance Determination.  Based on the Three Year Performance Period and Three Year Performance Criteria, the “Final Target Adjustment Percentage” shall equal the Three Year Multiplier below (provided, however, that the Final Target Adjustment Percentage shall in no event be lower than the Two Year Adjustment Percentage; provided, further, that the Committee may, at the time of certification, reduce the Final Target Adjustment Percentage to such percentage as the Committee may determine in its sole discretion):

	Description ($MM)	Three Year Multiplier
Threshold		$33.33%
Target		$66.67%
Maximum		$100%

General Rules to the Above Determinations.  For performance below the level described in the threshold, the applicable multiplier shall be 0%.  For performance above the level described in the target in the case of the One Year Performance Determination and the Two Year Performance Determination, the applicable multiplier remains the same as provided above with respect to the target.  For performance above the level described in the maximum in the case of the Three Year Performance Determination, the applicable multiplier remains the same as provided above with respect to the maximum.  Linear interpolation will be used to determine the applicable multiplier for all intermediary points.    The Performance Stock remain subject to all other provisions (including, without limitation, any applicable adjustment, vesting and settlement provisions) of this Agreement and the Plan.

The One Year Performance Period, Two Year Performance Period, and Three Year Performance Period are generally referred to herein as the “Performance Periods”.

* Corporate EBITDA generally refers to Adjusted Corporate EBITDA as disclosed by the Company with respect to the car rental business of the Company, it being understood and agreed that the car rental business of the Company consists of the U.S. Rental Car, International Rental Car and All Other Operations segments of the Company; provided, however, for these purposes, that the determination of the Corporate EBITDA shall exclude the financial effects (including related revenue streams) from the Company’s development activities from new business ventures originating after January 1, 2017 from businesses that are not core to the Company’s traditional rental car business.

Adjustments.  Notwithstanding the foregoing, in the event of (i) material acquisitions or dispositions during any Performance Period or (ii) currency fluctuations affecting U.S. dollar denominated Adjusted Corporate EBITDA by 5% or more from January 1, 2017 through the end of the applicable Performance Period, the performance incentive threshold, target and maximum criteria, if and as applicable, and/or the determination of Corporate EBITDA, shall be adjusted in an equitable and proportionate manner as determined by the Committee and in accordance with any applicable provisions of the Plan; provided, further, in the event of any other extraordinary transactions and items during any Performance Period, such criteria and/or the Corporate EBITDA determination may be adjusted by the Committee in accordance with any applicable provisions of the Plan.

EXHIBIT E

SEPARATION AGREEMENT
AND GENERAL RELEASE OF ALL CLAIMS(1)

This SEPARATION AGREEMENT (this “Agreement”) is executed by Kathryn V. Marinello (“Executive”) on [•].  Reference is made to the Employment Agreement, dated as of March 2, 2017, between Hertz Global Holdings, Inc. (the “Company”) and Executive (the “Employment Agreement”)[, and the Hertz Global Holdings, Inc. Severance Plan for Senior Executives, as amended (the “Severance Plan”)],(2) and all capitalized terms used in this Agreement and not otherwise defined herein are as defined in the Employment Agreement.

In consideration of the mutual promises, covenants and agreements in this Agreement, which Executive agrees constitute good and valuable consideration, Executive stipulates and agrees as follows:

1.             Resignation from Offices and Directorships.  Effective as of [•] (the “Date of Termination”), Executive [resigned] [shall resign] from her positions as President and Chief Executive Officer of the Company and The Hertz Corporation (together with the Company, the “Companies”), as well as from all director, officer or other positions she held on behalf of the Companies (which for the avoidance of doubt, and in conformity with the definition of “Companies,” shall include the Company, The Hertz Corporation and all of their subsidiaries and divisions).  Executive represents that as of the date hereof, she has signed all appropriate documentation prepared by the Companies to facilitate these resignations.

2.             Employment Status/Separation.  Executive’s employment with the Companies [shall cease] [ceased] effective as of the Date of Termination, and the cessation of Executive’s employment shall be treated as a “Good Leaver Termination” for purposes of the Employment Agreement [and a “Qualifying Termination” for purposes of the Severance Plan].  Further, except as otherwise provided in this Agreement, neither Executive nor the Companies shall have any further rights, obligations or duties under any other agreement or arrangement, relating to severance payments and benefits due to Executive, as of the date of this Agreement.

3.             Waiver and Release.

(a)           In exchange for receiving the compensation and benefits described in Section 5 of the Employment Agreement [and Section 4 of the Severance Plan], Executive does for herself and her heirs, executors, administrators, successors and assigns, hereby release, acquit, and forever discharge and hold harmless the Companies and each of their divisions, subsidiaries and affiliated companies, and their respective successors, assigns, officers, directors, stockholders holding more than 5% of the Company’s outstanding common stock as of the Date of Termination (and affiliates of such stockholders), employees, benefit and retirement plans (as well as trustees and administrators thereof) and agents, past and present (the “Released Parties”),

(1)  To be revised, as determined by the Company, if necessary or appropriate under any applicable law to effect a complete and total release of claims by Executive as of the effective date of the Agreement.

(2)  If applicable.

of and from any and all actions, causes of action, claims, demands, attorneys’ fees, compensation, expenses, promises, covenants, and damages of whatever kind or nature, in law or in equity, which Executive has, had or could have asserted, known or unknown (the “Claims”), at common law or under any statute, rule, regulation, order or law, whether federal, state or local, or on any grounds whatsoever, including, without limitation, any and all claims for any additional severance pay, vacation pay, bonus or other compensation, including, but not limited to, under the Employment Agreement, Severance Plan or any other applicable severance plan or agreement; any and all claims of discrimination or harassment based on race, color, national origin, ancestry, religion, marital status, sex, sexual orientation, disability, handicap, age or other unlawful discrimination; any and all claims arising under Title VII of the Federal Civil Rights Act; the Federal Civil Rights Act of 1991; the Americans with Disabilities Act; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Florida Civil Rights Act; or under any other state, federal, local or common law, with respect to any event, matter, claim, damage or injury arising out of her employment relationship with the Companies and/or the separation of such employment relationship, from the beginning of the world to the date of Executive’s execution of this Agreement.

(b)                                 Executive understands that nothing contained in this Agreement limits her ability to communicate with, or file a complaint or charge with, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission (“SEC”), the Department of Justice (“DOJ”) or any other federal, state or local governmental agency or commission (collectively, “Governmental Agencies”), or otherwise participate in any investigation or proceeding that may be conducted by Governmental Agencies, including providing documents or other information without notice to the Company; provided, however, that Executive may not disclose information that is protected by the attorney client privilege, except as expressly authorized by law.  In the event any claim or suit is filed on Executive’s behalf against any of the Released Parties by any person or entity, including, but not limited to, by any Governmental Agency, Executive waives any and all rights to recover monetary damages or injunctive relief in her favor; provided, however, that this Agreement does not limit Executive’s right to receive an award from the SEC or DOJ for information provided to the SEC or DOJ.

4.                                      Exceptions to Release.  Executive does not waive or release (a) any Claims under applicable workers’ compensation or unemployment laws; (b) any rights which cannot be waived as a matter of law; (c) the rights to enforce the terms of this Agreement; (d) any Claim for indemnification Executive may have under applicable laws, under the applicable constituent documents (including bylaws and certificates of incorporation) of any of the Companies, under any applicable insurance policy any of the Companies may maintain, or any under any other agreement she may have with any of the Companies, with respect to any liability, costs or expenses Executive incurs or has incurred as a director, officer or employee of any of the Companies; (e) any Claim to her vested account balance under The Hertz Corporation Income Savings Plan or The Hertz Corporation Supplemental Income Savings Plan or to coverage under the Companies’ health and welfare plans in accordance with the terms thereof through the Date of Termination, (f) any Claim with respect to vested equity awards or (g) any Claim that arises after the date this Agreement is executed.

5.                                      Restrictive Covenants.  Executive acknowledges that in the course of her employment with the Companies, Executive has acquired “Proprietary Information” (as defined in the Employment Agreement) [and “Confidential Information” (as defined in the Severance Plan)] and that such information has been disclosed to Executive in confidence and for the Companies’ use only.  Executive acknowledges and agrees that, on and after the Date of Termination, Executive shall continue to be bound by the provisions of Sections 7 of the Employment Agreement [and Article V of the Severance Plan].  Notwithstanding the foregoing, nothing in this this Agreement or any other agreement between Executive and the Companies shall prevent any communications by Executive with Governmental Agencies without notice to the Companies, any response or disclosure by Executive compelled by legal process or required by applicable law, or any bona fide exercise by Executive of any stockholder rights that may not be waived under applicable law that she may otherwise have.

6.                                      Duties of Executive.

(a)                                 Executive will retain her fiduciary responsibilities to the Companies to the extent provided by law.  In addition, Executive agrees to continue to abide by applicable provisions of the principles and guidelines set forth in the Hertz Standards of Business Conduct, the terms of which are incorporated herein, including, but not limited to, the restrictions on insider trading and use of the Companies’ assets and information contained therein.

(b)                                 Executive acknowledges and agrees that, on and after the Date of Termination, Executive shall continue to be bound by the provisions of Section 8(b) of the Employment Agreement.  Executive further acknowledges and agrees that nothing in this Agreement limits the applicability of the Compensation Recovery Policy Adopted May 17, 2016 or any successor policy to the compensation or benefits paid to Executive in connection with her employment with the Companies or the termination of such employment.

7.                                      Representations of Executive.

(a)                                 Executive declares and represents that she has not filed or otherwise pursued any charges, complaints, lawsuits or claims of any nature against the Companies or any of their subsidiaries, affiliates or divisions, arising out of or relating to events occurring prior to and through the date of this Agreement, with any federal, state or local governmental agency or court with respect to any matter covered by this Agreement, and Executive has no knowledge of any fact or circumstance that she would reasonably expect to result in any such Claim against the Companies in respect of any of the foregoing.  Except as provided in Section 3(b) or 4(b) of this Agreement, and subject to the provisions thereof, Executive agrees herein not to bring suit against the Companies for events occurring prior to the date of this Agreement and not to seek damages from the Companies by filing a claim or charge with any state or governmental agency.

(b)                                 Executive further declares and represents that though the Date of Termination she has not engaged in conduct that would permit the Company to terminate her employment for Cause.  Executive further acknowledges and agrees that the Companies are entering into this Agreement in reliance on the representations contained in this Section 7(b), which representations constitute terms of this Agreement.

8.                                      Future Employment.  Executive agrees that she will not at any time in the future seek employment with the Companies and waives any right that may accrue to her from any application for employment that she may make notwithstanding this provision.

9.                                      Nondisparagement.  Executive agrees not to make negative comments or otherwise disparage the Companies or their respective officers, directors, other employees at the level of manager or above, or stockholders holding more than 5% of the Company’s outstanding common stock as of the Date of Termination (and affiliates of such stockholders) in any manner reasonably likely to be harmful to them or their business, business reputation or personal reputation.  The Companies agree that the Companies will not, and the individuals holding the titles of Senior Vice President who reported directly to Executive or the titles of Executive Vice President or higher, and the members, as of the date hereof, of the Boards of Directors of the Companies shall not, while employed by the Companies or serving as a director of Holdings, as the case may be, make negative comments about Executive or otherwise disparage Executive in any manner that is reasonably likely to be harmful to his business reputation or personal reputation.  Executive and the Companies, respectively, shall not assist, encourage, discuss, cooperate, incite, or otherwise confer with or aid any others in discrediting the Companies or Executive, as applicable, or in pursuit of a claim or other action against the Companies or Executive, as applicable, except as required by law.  Notwithstanding the foregoing, nothing contained in this Section 9 shall prohibit any party from (a) disclosing truthful information if legally required (whether by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) or (b) exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the Securities Exchange Act of 1934).

10.                               Miscellaneous.

(a)                                 Denial of Wrongdoing.  Executive understands and agrees that this Agreement shall not be considered an admission of liability or wrongdoing by any Released Parties, and that the Released Parties deny any liability, and nothing in this Agreement can or shall be used, by or against any party with respect to claims, defenses or issues in any litigation or proceeding, except to enforce the Agreement itself.  The Companies deny committing any wrongdoing or violating any legal duty with respect to Executive’s employment or the termination of her employment.

(b)                                 Entire Agreement.  Executive further declares and represents that no promise, inducement, or agreement not herein expressed or referred to has been made to her.  Except as otherwise specifically provided in this Agreement, this instrument, together with the Employment Agreement (including the Exhibits thereto) and the Severance Plan, constitutes the entire agreement between Executive and the Companies and supersedes all prior agreements and understandings, written or oral, with respect to the subject matter hereof.  This Agreement may not be changed unless the change is in writing and signed by Executive and an authorized representative of each of the Companies.  Parol evidence will be inadmissible to show agreement by and between the parties to any term or condition contrary to or in addition to the terms and conditions contained in this Agreement.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which together constitute one and the same agreement, whether delivered in person, by mail, by e-mail or by facsimile.

(c)                                  Severability; Successors and Assigns; Notice.  The provisions of Sections 9(c), 9(e) and 9(f) of the Employment Agreement are incorporated by reference herein and made a part of this Agreement.

(d)                                 Governing Law; Dispute Resolution; Injunctive Relief.  The provisions of Section 9(d) of the Employment Agreement are incorporated by reference herein and made a part of this Agreement[; provided, however, with respect to Claims arising in respect of rights or obligations arising under the Severance Plan, Sections 8.03 and 9.05 of the Severance Plan shall also be incorporated by reference herein and made a part of this Agreement, and shall apply in lieu of Section 9(d) of the Employment Agreement, to the extent inconsistent with Section 9(d) of the Employment Agreement].  Notwithstanding the foregoing, in the event of a breach or threatened breach of any provision of this Agreement, including, but not limited to, Section 5, Executive agrees that the Companies shall be entitled to seek injunctive or other equitable relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, and damages would be inadequate and insufficient.  The existence of this right to injunctive and other equitable relief shall not limit any other rights or remedies that the Companies may have at law or in equity including, without limitation, the right to monetary, compensatory and punitive damages.

11.                               Acceptance; Consideration of Agreement.  Executive further acknowledges that she has been provided twenty-one (21) days to consider and accept this Agreement from the date it was first given to her, although she may accept it at any time within those twenty-one (21) days.

12.                               Revocation.  Executive further acknowledges that she understands that she has seven (7) days after signing the Agreement to revoke it by delivering to General Counsel, The Hertz Corporation, 8501 Williams Road, Estero, Florida 33928, written notification of such revocation within the seven (7)-day period.  If Executive does not revoke the Agreement, the Agreement will become effective and irrevocable by her on the eighth day after she signs it (the “Effective Date”).  If Executive revokes this Agreement, Executive hereby acknowledges and agrees that this Agreement shall be null and void and of no further force and effect, and her termination of employment shall be treated as a resignation by her without Good Reason for all purposes.

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IN WITNESS HEREOF, and intending to be legally bound, I, Kathryn V. Marinello, have hereunto set my hand.

WITH MY SIGNATURE HEREUNDER, I, KATHRYN V. MARINELLO, ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND UNDERSTAND ALL OF ITS TERMS, INCLUDING THE FULL AND FINAL RELEASE OF CLAIMS SET FORTH ABOVE.

I, KATHRYN V. MARINELLO, FURTHER ACKNOWLEDGE THAT I HAVE VOLUNTARILY ENTERED INTO THIS AGREEMENT; THAT I HAVE NOT RELIED UPON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, NOT SET FORTH IN THIS AGREEMENT; THAT I HAVE BEEN GIVEN THE OPPORTUNITY TO HAVE THIS AGREEMENT REVIEWED BY MY ATTORNEY; AND THAT I HAVE BEEN ENCOURAGED BY THE COMPANIES TO DO SO.

I, KATHRYN V. MARINELLO, ALSO ACKNOWLEDGE THAT (1) I HAVE BEEN AFFORDED 21 DAYS TO CONSIDER THIS AGREEMENT, (2) I HAVE 7 DAYS AFTER SIGNING THIS AGREEMENT TO REVOKE IT BY DELIVERING TO THE COMPANY’S GENERAL COUNSEL, AS SET FORTH ABOVE, WRITTEN NOTIFICATION OF MY REVOCATION, AND (3) IF I REVOKE THIS AGREEMENT (A) IT SHALL BE NULL AND VOID AND NONE OF THE COMPANIES OR ANY OF THEIR AFFILIATES SHALL HAVE ANY OBLIGATIONS TO ME UNDER THIS AGREEMENT, AND (B) THE COMPANIES SHALL HAVE NO OBLIGATIONS TO ME OTHER THAN AS IF I HAD RESIGNED VOLUNTARILY AND WITHOUT GOOD REASON FOR PURPOSES OF THE EMPLOYMENT AGREEMENT, SEVERANCE PLAN OR OTHERWISE.

KATHRYN V. MARINELLO

Date:

[Signature Page to Separation Agreement]